PURCHASE AND SALE AGREEMENT

BETWEEN

2200 ROSS, L.P.,
AS SELLER

AND

HINES REIT 2200 ROSS AVENUE LP,
AS PURCHASER

DATED OCTOBER 15, 2007

        Purchase and Sale Agreement –Chase Tower

        1311923v.3 STR430/16009

TABLE OF CONTENTS

Page No.

ARTICLE 1

BASIC INFORMATION
1.1                      Certain Basic Terms
1.2                      Closing Costs
1.3                      Notice Addresses:

ARTICLE 2

PROPERTY
2.1                      Property

ARTICLE 3

EARNEST MONEY
3.1                      Deposit and Investment of Earnest Money
3.2                      Independent Consideration
3.3                      Form; Failure to Deposit
3.4                      Disposition of Earnest Money

ARTICLE 4

DUE DILIGENCE
4.1                      Due Diligence Materials To Be Delivered
4.2                      Due Diligence Materials To Be Made Available
4.3                      Acknowledgment by Purchaser; Diligence Website
4.4                      Physical Due Diligence
4.5                      Due Diligence/Termination Right
4.6                      Return of Documents and Reports
4.7                      Service Contracts
4.8                      Proprietary Information; Confidentiality
4.9                      No Representation or Warranty by Seller
4.10                      Purchaser’s Responsibilities
4.11                      Purchaser’s Agreement to Indemnify

ARTICLE 5

TITLE AND SURVEY
5.1                      Title Commitment
5.2                      Updated Survey
5.3                      Title Review
5.4                      Delivery of Title Policy at Closing

ARTICLE 6

OPERATIONS AND RISK OF LOSS; TENANT ESTOPPELS; SKYBRIDGE ESTOPPELS
6.1                      Ongoing Operations
6.2                      Damage
6.3                      Condemnation
6.4                      Tenant Estoppels
6.5                      Skybridge Estoppels

ARTICLE 7

CLOSING
7.1                      Closing
7.2                      Conditions to Parties’ Obligation to Close.
7.3                      Seller’s Deliveries in Escrow
7.4                      Purchaser’s Deliveries in Escrow
7.5                      Closing Statements
7.6                      Purchase Price
7.7                      Possession
7.8                      Delivery of Books and Records
7.9                      Notice to Tenants

ARTICLE 8

PRORATIONS, DEPOSITS, COMMISSIONS
8.1                      Prorations
8.2                      Leasing Costs
8.3                      Closing Costs
8.4                      Final Adjustment After Closing
8.5                      Tenant Deposits; Letters of Credit
8.6                      Commissions
8.7                      Locke Lord Electrical Charge Dispute

ARTICLE 9

REPRESENTATIONS AND WARRANTIES
9.1                      Seller’s Representations and Warranties
9.2                      Purchaser’s Representations and Warranties
9.3                      Knowledge Defined
9.4                      Survival of Representations and Warranties

ARTICLE 10

DEFAULT AND REMEDIES
10.1                      Seller’s Remedies
10.2                      Purchaser’s Remedies
10.3                      Attorneys’ Fees
10.4                      Other Expenses

ARTICLE 11

DISCLAIMERS AND RELEASE
11.1                      Disclaimers By Seller
11.2                      Sale “As Is, Where Is”
11.3                      Seller Released from Liability
11.4                      “Hazardous Materials” Defined
11.5                      Survival

ARTICLE 12

MISCELLANEOUS
12.1                      Parties Bound; Assignment
12.2                      Headings
12.3                      Invalidity and Waiver
12.4                      Governing Law
12.5                      Survival
12.6                      Entirety and Amendments
12.7                      Time
12.8                      Confidentiality
12.9                      No Electronic Transactions
12.10                      Notices
12.11                      Construction
12.12                      Calculation of Time Periods; Business Day
12.13                      Execution in Counterparts
12.14                      No Recordation
12.15                      Further Assurances
12.16                      Discharge of Obligations
12.17                      No Third Party Beneficiary
12.18                      Reporting Person
12.19                      Mandatory Arbitration
12.20                      Cooperation with Purchaser’s Auditors and SEC Filing Requirements
12.21                      Post-Closing Escrow
12.22                      Locke Lord Escrow

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

LIST OF DEFINED TERMS

Page No.

AAAH-1
Additional Deposit7
Additional Property Information13
Agreement6
Assignment22
Broker7
Brokerage Agreements31
Business Day38
Cap32
Casualty Notice18
CERCLA35
Closing21
Closing Condition22
Closing Date8
Deed22
Diligence Costs33
Diligence URL/Password13
Diligence Website13
Dispute Related Documents10
Due Diligence Termination Notice15
Earnest Money7
Effective Date7
Environmental Laws30
Escrow Agent7
Estoppel Deadline19
Existing Leases29
Hazardous Materials36
Improvements9
Independent Consideration11
Initiating PartyH-1
Inspection Period8
Intangible Personal Property10
Key Tenants8
Land9
Lease Files13
Leases10
Leasing Costs27
License Agreements10
License Assignments24
Lock Lord Escrow40
Locke Lord27
Locke Lord Electrical Charge Dispute29
Locke Lord Escrow Agreement40
Locke Lord Termination Fee27
Master Lease23
Master Lease Escrow6
Master Lease Escrow Agreement6
Master Lease Escrow Deposit6
Material Damage19
Materially Damaged19
Non-Refundable Deposit7
OFAC31
Permitted Exceptions17
Permitted Outside Parties15
Post Closing Escrow39
Post-Closing Escrow Agreement39
Property9
Property Documents14
Property Information11
Property Information Delivery Date7
Purchase Price6
Purchaser6
Purchaser’s Closing Date Certificate24
Real Property9
Rent Roll11
Report15
Reports15
Required Estoppel Percentage20
Seller6
Seller Estoppel20
Seller Liens17
Seller’s Closing Date Certificate23
Seller’s Representatives32
Service Contracts10
Skybridge Estoppels20
Survey17
Survival Period32
Tangible Personal Property10
Taxes26
Tenant Estoppel19
Tenant Receivables26
Title and Survey Review Period7
Title Commitment17
Title Commitment Delivery Date7
Title Company7
Title Policy17
to Seller’s knowledge32
to the best of Seller’s knowledge32
Unbilled Tenant Receivables26
Uncollected Delinquent Tenant Receivables26

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

PURCHASE AND SALE AGREEMENT

[Chase Tower, Dallas, Texas]

This Purchase and Sale Agreement (this “Agreement”) is made and entered into by and between Purchaser and Seller.

RECITALS

A.           Defined terms are indicated by initial capital letters.  Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B.           Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

ARTICLE 1

BASIC INFORMATION

1.1  Certain Basic Terms.  The following defined terms shall have the meanings set forth below:

1.1.1	Seller:	2200 Ross, L.P., a Texas limited partnership
1.1.2	Purchaser:	Hines REIT 2200 Ross Avenue LP, a Delaware limited partnership
1.1.3	Purchase Price:	$289,600,000.00
Master Lease:
At Closing, Seller shall deposit the amount of $1,500,000, plus the amount of the free/abated rent credit specified on Exhibit I as provided in Section 8.2 (which amount shall be deposited out of the Purchase Price) (such amount, together with any and all interest earned thereon from and after Closing, the “Master Lease Escrow Deposit”) into such escrow account as Purchaser shall direct by notice to Seller given on or before the Closing Date (the “Master Lease Escrow”) to provide a source of funds for Seller’s payment of rent under the Master Lease (as defined in Section 7.3.8), and at Closing Seller, Purchaser and Escrow Agent shall enter into an escrow agreement (the “Master Lease Escrow Agreement”), governing the disbursement of the Master Lease Escrow, the form of which agreement shall be agreed upon by Seller and Purchaser prior to the expiration of the Inspection Period.

1.1.4	Earnest Money:
The sum of (i) $2,500,000.00, including interest thereon, to be deposited in accordance with Section 3.1 below (the “Non-Refundable Deposit”) that shall be non-refundable to Purchaser other than for a Seller default or for any termination by Purchaser pursuant to Sections 5.4, 6.2, 6.3, 6.4 or 7.2.3 and (ii) $5,000,000.00 (the “Additional Deposit”; and together with the Non-Refundable Deposit, the “Earnest Money”), including interest thereon, to be deposited in accordance with Section 3.1 below.

1.1.5	Title Company:	Chicago Title Insurance Company 2001 Bryan Tower, Suite 1700 Dallas, Texas 75201 Attn.: John S. Cominos Telephone number: (214) 965-1674 Facsimile number: (214) 965-1631 E-mail: John.Cominos@CTT.com
1.1.6	Escrow Agent:	Chicago Title Insurance Company 2001 Bryan Tower, Suite 1700 Dallas, Texas 75201 Attn.: John S. Cominos Telephone number: (214) 965-1674 Facsimile number: (214) 965-1631 E-mail: John.Cominos@CTT.com
1.1.7	Broker:	Holliday Fenoglio Fowler, L.P.
1.1.8	Effective Date:	October 15, 2007.
1.1.9	Property Information Delivery Date:	The Effective Date.
1.1.10	Title Commitment Delivery Date:	The Effective Date.
1.1.11	Title and Survey Review Period:
The period ending ten (10) days after the later of (i) the Effective Date, and (ii) Purchaser’s receipt of the initial Title Commitment and the copy of Seller’s existing survey delivered to Purchaser under Section 5.2, but in any event not later than the expiration of the Inspection Period.

1.1.12	Inspection Period:	The period beginning on September 19, 2007 (which is the date Purchaser began its due diligence with respect to the Property), and ending at 5:00 p.m., Dallas, Texas time on October 16, 2007.
1.1.13	Closing Date:	November 20, 2007, or such earlier date (but not before November 6, 2007) as Seller may designate upon not less than three (3) Business Day’s prior written notice to Purchaser.
1.1.14	Key Tenants:	(1) JPMorgan Chase Bank, N.A. (2) Deloitte & Touche (3)Locke Lord Bissell & Liddell LLP (f/k/a Locke Liddell & Sapp, PLLC) (4) Fulbright & Jaworski (5) Dallas Petroleum Club

1.2  Closing Costs.  Closing costs shall be allocated and paid as follows:

COST	RESPONSIBLE PARTY
Title Commitment required to be delivered pursuant to Section 5.1	Seller
Premium for standard form Title Policy required to be delivered pursuant to Section 5.4	Seller
Premium for any endorsements (other than endorsements required to cure Seller Liens [as defined in Section 5.3] or any other matters which Seller agrees to remove or cure prior to Closing) to the Title Policy desired by Purchaser, any inspection fee charged by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges
Purchaser
Cost of the Survey delivered by Seller to Purchaser under Section 5.2	Seller
Cost of any revisions, modifications or recertifications to the Survey	Purchaser
Costs for UCC Searches	Purchaser
Recording Fees	Purchaser
Any escrow fee charged by Escrow Agent for holding the Earnest Money or conducting the Closing	Purchaser ½ Seller ½
Real Estate Sales Commission to Broker	Seller
All other closing costs, expenses, charges and fees	The party incurring the same

1.3  Notice Addresses:

Purchaser:Hines REIT 2200 Ross Avenue LP
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Attention: Charles N. Hazen
Facsimile: (713) 966-7851
E-mail: Charles_Hazen@hines.com

Copy to:Hines REIT 2200 Ross Avenue LP
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Attention: Jason P. Maxwell
Facsimile: (713) 966-2075
E-mail: Jason_Maxwell@hines.com

Copy to:Hines REIT 2200 Ross Avenue LP
c/o Hines Interests Limited Partnership
717 Texas, Suite 1500
Houston, Texas 77002-2712
Attention: Mark A. Cover
Facsimile: (713) 237-5657
E-mail: Mark_Cover@hines.com
Copy to:Baker Botts L.L.P. 2001 Ross Avenue, Suite 600 Dallas, Texas 75201-2980 Attention: Joel M. Overton Jr. Facsimile: (214) 661-4938 E-mail: joel.overton@bakerbotts.com
Seller:2200 Ross Avenue, Suite 5400 Dallas, Texas 75201 Attention: Michael J. McVean Telephone: (214) 267-0408 Facsimile: (214) 267-0404 E-mail: mmcvean@streamrealty.com	Copy to:Vinson & Elkins L.L.P. 2001 Ross Avenue, Suite 3700 Dallas, Texas 75201 Attention: Glenn Koury Telephone: (214) 220-7829 Facsimile: (214) 999-7829 E-mail: gkoury@velaw.com

ARTICLE 2

PROPERTY

2.1  Property.  Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the “Property”):

2.1.1  Real Property.  The land described in Exhibit A hereto (the “Land”), together with (a) all improvements located thereon, but expressly excluding improvements and structures owned by any tenant or other third party (“Improvements”), (b) all right, title and interest of Seller, if any, in and to the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (c) all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Land (collectively, the “Real Property”).

2.1.2  Leases.  All of Seller’s right, title and interest in all leases of the Real Property (other than License Agreements), including leases which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the “Leases”).

2.1.3  Tangible Personal Property.  All of Seller’s right, title and interest in the equipment, machinery, furniture, furnishings, supplies, marketing materials, brochures and other tangible personal property, if any, owned by Seller and now or hereafter located in and used in connection with the operation, ownership or management of the Real Property, but specifically excluding any items of personal property owned or leased by Seller’s property manager or tenants at or on the Real Property and further excluding any items of personal property owned by third parties and leased to Seller (collectively, the “Tangible Personal Property”).

2.1.4  Intangible Personal Property.  All of Seller’s right, title and interest, if any, in all intangible personal property related to the Real Property and the Improvements, including, without limitation:  all trade names and trade marks associated with the Real Property and the Improvements, including Seller’s rights and interests, if any, in the name of the Real Property (subject to the rights of JPMorgan Chase Bank, N.A. to use its name); the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable); contract rights related to the operation, ownership or management of the Real Property that will remain in existence after Closing, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including Leases or License Agreements (collectively, the “Service Contracts”) (but only to the extent assignable and Seller’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties (to the extent assignable); governmental permits, approvals and licenses, if any (to the extent assignable); and telephone exchange numbers (to the extent assignable (all of the items described in this Section 2.1.4 collectively referred to as the “Intangible Personal Property”).  Tangible Personal Property and Intangible Personal Property shall not include (a) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, budgets prepared by or on behalf of Seller or any affiliate of Seller, (b) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the Property and/or Seller (except Dispute Related Documents, as defined below) or which are subject to a confidentiality agreement, and (c) any trade name, mark or other identifying material that includes the name “Stream,” “Stream Realty,” “Stream Realty Partners” or any derivative thereof.  As used herein, “Dispute Related Documents” means any documents, materials or information relating to existing disputes with, or overtly threatened disputes of which Seller has received written notice from, tenants under Leases, licensees under License Agreements, or other parties to Service Contracts, in each case, that are assigned to and assumed by Purchaser at Closing and which disputes have not been resolved as of Closing and for which Seller has no obligation to defend after Closing under the terms of the Assignment (as defined herein) executed by Seller and Purchaser at Closing; provided, that the foregoing shall not constitute a wavier by Seller of any attorney/client privilege, attorney/client work product or similar privilege.

2.1.5  License Agreements.  All of Seller’s right, title and interest in and to all agreements (other than Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Real Property and generate income  to Seller as the owner of the Real Property, including agreements which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the “License Agreements”).  Anything in this Agreement to the contrary notwithstanding, Purchaser shall assume the obligations of the “lessor” or “licensor” under all License Agreements, some or all of which may be non-cancelable.

ARTICLE 3

EARNEST MONEY

3.1  Deposit and Investment of Earnest Money.  Within three Business Days after the Effective Date, Purchaser shall deposit the Non-Refundable Deposit and, in the event Purchaser has not elected to terminate this Agreement pursuant to Section 4.5, the Additional Deposit with Escrow Agent.  Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. All interest earned on the Earnest Money shall become a part thereof for all purposes hereunder.  Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to such account.

3.2  Independent Consideration.  If Purchaser elects to terminate this Agreement for any reason and is entitled to receive a return of any portion of the Earnest Money pursuant to the terms hereof, the Escrow Agent shall first disburse to Seller One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller’s performance under this Agreement (“Independent Consideration”), which shall be retained by Seller in all instances.

3.3  Form; Failure to Deposit.  The Earnest Money shall be in the form of a certified or cashier’s check or the wire transfer to Escrow Agent of immediately available U.S. federal funds.  If Purchaser fails to timely deposit any portion of the Earnest Money within the time periods required and such failure continues for two (2) Business Days after written notice thereof from Seller, Seller may terminate this Agreement by written notice to Purchaser, in which event any Earnest Money that has previously been deposited by Purchaser with Escrow Agent shall be immediately delivered to Seller and thereafter the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

3.4  Disposition of Earnest Money.  The Earnest Money shall be applied as a credit to the Purchase Price at Closing, or if this transaction is not consummated, the Earnest Money shall be disbursed in accordance with the provisions of this Agreement.

ARTICLE 4

DUE DILIGENCE

4.1  Due Diligence Materials To Be Delivered.  Seller shall deliver to Purchaser the following (the “Property Information”) on or before the Property Information Delivery Date:

4.1.1  Rent Roll.  A current rent roll in Seller’s standard form (“Rent Roll”) for the Property;

4.1.2  Tenant Billings.  Copies of tenant billings for the current year and for years 2006, 2005 (to the extent in the possession of Seller or its property manager) and 2004 (to the extent in the possession of Seller or its property manager);

4.1.3  Contraction Option Report.  A schedule of contraction options of tenants under Leases in effect as of a date no earlier than two (2) Business Days prior to the Effective Date;

4.1.4  Termination Option Report.  A schedule of termination options of tenants under Leases in effect as of a date no earlier than two (2) Business Days prior to the Effective Date;

4.1.5  Tenant Improvement/Leasing Commission/Rental Concession Report.  A schedule of outstanding tenant improvements, leasing commissions and rental concessions (e.g., free, reduced or abated rent) under Leases in effect as of a date no earlier than two (2) Business Days prior to the Effective Date;

4.1.6  Tenancy Report.  A report or diagram depicting space leased in the Improvements as of a date no earlier than two (2) Business Days prior to the Effective Date;

4.1.7  Leases.  Copies of all Leases in effect as of the Effective Date (or, at Seller’s option, Seller may make the Leases available for review by Purchaser at the offices of Seller’s property manager as provided in Section 4.2 below);

4.1.8  Financial Information.  Copies of (a) Seller’s budget for the Property for the year 2007, (b) the general ledger for the Property for the year 2006 (separately for the respective periods of ownership of Seller’s predecessor in title, The Equitable-Nissei Dallas Company, and Seller), operating statements pertaining to the Property for the years 2003 through 2006 and a year-to-date operating statement for the year 2007 through August 2007), (c) a schedule of amortized costs for the Property, and (d) an ARGUS cash flow model (with assumptions) for the Property;

4.1.9  Plans and Specifications.  Copies of structural, electrical, mechanical and architectural drawings for the Improvements;

4.1.10  Floor Plans.  Copies of floor plans for the Improvements;

4.1.11  Environmental Reports.  A copy of any environmental reports or site assessments related to the Property;

4.1.12  Tax Statements.  A copy of ad valorem tax statements relating to the Property for the current tax period;

4.1.13  Service Contracts.  A list, together with copies, of Service Contracts;

4.1.14  Personal Property.  A list of Tangible Personal Property;

4.1.15  License Agreements.  A list, together with copies, of any License Agreements; and

4.1.16  Skybridge Agreements.  Copies of the easement agreements relating to the skybridge connecting the Property to other commercial properties in downtown Dallas.

Seller’s obligations to deliver the items listed in Subsections 4.1.2 (as to the years 2004 and 2005), 4.1.8(b)(as to years prior to 2006), 4.1.11 and 4.1.12 shall be limited to the extent such items are in the possession of Seller or its property management company.

4.2  Due Diligence Materials To Be Made Available.  To the extent such items are in Seller’s possession and not required to be delivered to Purchaser under Section 4.1, Seller shall make available to Purchaser for Purchaser’s review at the offices of Seller’s property manager or on the Diligence Website (as defined below), the following items and information (the “Additional Property Information”) on or before the Property Information Delivery Date, and Purchaser at its expense shall have the right to make copies of same:

4.2.1  Lease Files.  The lease files for all tenants, including correspondence, the Leases, amendments, guaranties, any letter agreements and assignments which are then in effect (“Lease Files”);

4.2.2  Maintenance Records and Warranties.  Maintenance work orders for the 12 months preceding the Effective Date and unexpired warranties, if any, on roofs, air conditioning units, fixtures and equipment;

4.2.3  Licenses, Permits and Certificates of Occupancy.  Licenses, permits and certificates of occupancy relating to the Property; and

4.2.4  Additional Due Diligence Materials.  The additional documents and materials described on Exhibit J hereto. Notwithstanding anything to the contrary herein or in Exhibit J hereto, such additional documents and materials must relate exclusively to the ownership, operation or maintenance of the Property, as distinguished from Seller, as an entity, or its direct or indirect owners (thus excluding, by way of example and not by way of limitation, entity formation documents, constituent documents, tax returns and other filings relating to Seller or any of its direct or indirect owners, loan documents) and shall not include any items that are excluded from the definition of any component of the Property described in Sections 2.1.1 through 2.1.5).

4.3  Acknowledgment by Purchaser; Diligence Website.

4.3.1  Acknowledgment.  Purchaser hereby acknowledges that (a) all Property Information and the Additional Property Information may be delivered through the Diligence Website (as defined below), other than hard copies of the Survey and Title Commitment documents or as otherwise customary, and (b) Purchaser will be deemed to have knowledge of all Property Information and Additional Property Information Seller has posted to the Diligence Website prior to the Closing provided all such Property Information and Additional Property Information remains posted on the Diligence Website and accessible by Purchaser at all times through the Closing, and provided Seller promptly notifies Purchaser of all updates, additions or changes to information and materials posted on the Diligence Website.

4.3.2  Diligence Website.  Notwithstanding any provision of this Agreement to the contrary, in any case in which this Agreement requires Seller to deliver, issue, make available, or cause to be delivered, issued, or made available, the Property Information or Additional Property Information to Purchaser, such items shall be deemed delivered to Purchaser upon the first to occur of (a) actual delivery, or (b) when such items are posted to the Internet diligence website for the Property at http://www.rcm1.com (the “Diligence Website”) and written notice from Seller to Purchaser of such posting is received by Purchaser.  Purchaser has been given a private direct link to the Diligence Website or an exclusive access code (the “Diligence URL/Password”) and agrees and acknowledges that it has the sole responsibility to retrieve all items from the Diligence Website for all purposes hereunder.

4.4  Physical Due Diligence.  Commencing on the Effective Date and continuing until the Closing or earlier termination of this Agreement, Purchaser shall have reasonable access to the Property at all reasonable times during  normal business hours, upon appropriate notice to tenants as permitted or required under the Leases, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (a) Purchaser must give Seller two full Business Days’ prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller’s prior written consent, which consent may be given, withheld or conditioned in Seller’s sole discretion, provided, that if any Phase I environmental site assessment obtained by Purchaser (or on which Purchaser is permitted to rely under a reliance letter) recommends (or if Purchaser’s environmental consultant, Terracon, Inc., otherwise recommends) additional environmental testing with respect to the Land or Improvements based on the actual presence or reasonably suspected presence or release of any recognized environmental condition that was not referred to in any environmental report, assessment or related document among the Property Documents, then Seller shall not unreasonably withhold, condition or delay its consent to the performance of such additional recommended testing, (b) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents and representatives have in place (and Purchaser and its contractors, agents and representatives shall maintain during the pendency of this Agreement) (1) commercial general liability insurance with limits of at least Two Million Dollars ($2,000,000) per occurrence for bodily or personal injury or death or damage to property, (2) contractual liability insurance with respect to Purchaser’s obligations hereunder, and (3) workers’ compensation insurance in accordance with applicable law, all covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall (A) with respect to the insurance under clause (1), name as additional insureds thereunder Seller and such other parties holding insurable interests as Seller may designate and (B) be written by a reputable insurance company having a rating of at least “A:V” by Best’s Rating Guide (or a comparable rating by a successor rating service), and (C) with respect to the insurance under clause (1), shall otherwise be reasonably acceptable to Seller, and (c) all such tests shall be conducted by Purchaser in compliance with Purchaser’s responsibilities set forth in Section 4.10 below.  Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests, which obligation shall survive the termination of this Agreement for a period of two (2) years.  Subject to the provisions of Section 4.8 hereof, Purchaser or Purchaser’s representatives may communicate with any tenant; provided, however, Purchaser must contact Seller at least one full Business Day in advance by telephone to inform Seller of Purchaser’s intended communication with any tenant and to allow Seller the opportunity to participate in such communication if Seller desires.  Subject to the provisions of Section 4.8 hereof, Purchaser or Purchaser’s representatives may communicate with any governmental authority for the sole purpose of gathering information in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least one full Business Day in advance by telephone to inform Seller of Purchaser’s intended communication with any governmental authority and to allow Seller the opportunity to participate in such communication if Seller desires.  As used in this Section, “communicate” and “communication” shall mean the initiation of, response to, or sharing or exchange of information, knowledge or messages, whether by oral, written or electronic methods or media, or by any other means for the purpose of knowingly subverting the provisions of this Section regarding Purchaser’s obligations to provide Seller with prior notice of such communication and Seller’s ability to participate in such communication.

4.5  Due Diligence/Termination Right.  Purchaser shall have through the last day of the Inspection Period in which to (a) examine, inspect, and investigate the Property Information and the Additional Property Information (collectively, the “Property Documents”) and the Property and, in Purchaser’s sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser, (b) obtain all necessary internal approvals, and (c) satisfy all other contingencies of Purchaser.  Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement for any reason or no reason by giving written notice of termination to Seller and Escrow Agent (the “Due Diligence Termination Notice”) on or before the last day of the Inspection Period.  If Purchaser timely gives a Due Diligence Termination Notice, the Non-Refundable Deposit shall be immediately disbursed to Seller and the remaining balance of the Earnest Money shall be immediately returned to Purchaser, and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.  If Purchaser does not timely give a Due Diligence Termination Notice, this Agreement shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 4.5, and Purchaser shall be deemed to have acknowledged that it has received or had access to all Property Documents and conducted all inspections and tests of the Property that it considers important.  If Purchaser timely gives a Due Diligence Termination Notice but does not deposit the Non-Refundable Deposit as required by Section 3.1, Purchaser shall be obligated to pay the Non-Refundable Deposit to Seller and Seller shall have the right to recover the Non-Refundable Deposit from Purchaser, anything herein to the contrary notwithstanding.

4.6  Return of Documents and Reports.  As additional consideration for the transaction contemplated herein, Purchaser shall provide to Seller, immediately following receipt of same by Purchaser, copies of all third party reports, investigations and studies, other than economic analyses (collectively, the “Reports” and, individually, a “Report”) prepared for Purchaser in connection with its due diligence review of the Property, including, without limitation, any and all Reports involving structural or geological conditions, environmental, hazardous waste or hazardous substances contamination of the Property, if any, which Reports shall be addressed to both Seller and Purchaser at no cost to Seller.  The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto.  Additionally, if Purchaser terminates this Agreement, Purchaser shall return to Seller (or if such return is not practicable, Purchaser shall destroy [and shall certify to Seller in writing that Purchaser has destroyed]) all Property Documents delivered by Seller to Purchaser (or downloaded, copied or printed by Purchaser from the Diligence Website on any media) and copies thereof within three Business Days after such termination. Purchaser’s obligation to deliver the Property Documents and the Reports to Seller shall survive the termination of this Agreement for a period of two (2) years.

4.7  Service Contracts.  On or prior to the last day of the Inspection Period, Purchaser will advise Seller in writing of which Service Contracts it will assume and for which Service Contracts Purchaser requests that Seller deliver written termination at or prior to Closing, provided Seller shall have no obligation to terminate, and Purchaser shall be obligated to assume the elevator Service Contracts and the Reliant Energy electric Service Contract (it being agreed that Purchaser may elect to require Seller to terminate all other Service Contracts as provided above).  Seller shall deliver at Closing notices of termination of all Service Contracts that are not so assumed.  Purchaser must assume the obligations arising from and after the Closing Date under those Service Contracts (a) that Purchaser has agreed to assume, or that Purchaser is obligated to assume pursuant to this Section 4.7, and (b) for which a termination notice is delivered as of or prior to Closing but for which termination is not effective until after Closing.

4.8  Proprietary Information; Confidentiality.  Purchaser acknowledges that the Property Documents and the Diligence URL/Password are proprietary and confidential and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property.  Purchaser shall not use the Property Documents or the Diligence URL/Password for any purpose other than as set forth in the preceding sentence.  Purchaser shall not disclose the contents of the Property Documents or the Diligence URL/Password to any person other than to those persons who are responsible for determining the feasibility of Purchaser’s acquisition or financing of the Property (including, without limitation, Purchaser’s and its lenders attorneys and consultants) and who have agreed to preserve the confidentiality of such information as required hereby (collectively, “Permitted Outside Parties”).  At any time and from time to time, within two Business Days after Seller’s request, Purchaser shall deliver to Seller a list of all parties to whom Purchaser has provided any Property Documents or the Diligence URL/Password or any information taken from the Property Documents or the Diligence Website.  Purchaser shall not divulge the contents of the Property Documents, the Diligence URL/Password or other information except in strict accordance with the confidentiality standards set forth in this Section 4.8.  In permitting Purchaser to review the Property Documents or any other information or in granting Purchaser access to the Diligence Website, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.  Purchaser’s obligations under this Section 4.8 shall survive the termination of this Agreement for a period of two (2) years.  Notwithstanding the foregoing and notwithstanding the provisions of Section 12.14, Purchaser (its affiliates or any entity advised by Purchaser's affiliates) shall be permitted to disclose this transaction and/or the terms of this transaction and information in the Property Documents in any document as may be necessary to comply with any applicable federal or state securities laws, rules, or regulations or to comply with the requirements of the Securities and Exchange Commission.

4.9  No Representation or Warranty by Seller.  Purchaser acknowledges that, except as expressly set forth in this Agreement, Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Property Documents or the source(s) thereof.  Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller.  Except as expressly set forth in this Agreement, Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser.  Except as expressly set forth in this Agreement, Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property’s physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto.  Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and are providing the Property Documents solely as an accommodation to Purchaser.

4.10  Purchaser’s Responsibilities.  In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall:  (a) not unreasonably disturb the tenants or unreasonably interfere with their use of the Property pursuant to their respective Leases; (b) not unreasonably interfere with the operation and maintenance of the Property; (c) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (d) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (e) comply with all applicable laws; (f) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (g) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; (h) repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests; and (i) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property and the Property Documents or the Diligence URL/Password to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 4.8 above, or except as may be otherwise required by law or permitted by said Section 4.8.  Purchaser’s obligations under this Section 4.10 shall survive the termination of this Agreement for a period of two (2) years and shall survive the Closing for a period of two (2) years.

4.11  Purchaser’s Agreement to Indemnify.  Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of Purchaser’s inspections or tests permitted under this Agreement or any violation of the provisions of Sections 4.4, 4.8 and 4.10; provided, that the indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser’s actions do not aggravate any pre-existing liability of Seller.  Purchaser’s obligations under this Section 4.11 shall survive for a period of two (2) years after the termination of this Agreement and shall survive the Closing for a period of two (2) years.

ARTICLE 5

TITLE AND SURVEY

5.1  Title Commitment.  Seller shall cause to be prepared and delivered to Purchaser on or before the Title Commitment Delivery Date:  (a) a current commitment for title insurance or preliminary title report (the “Title Commitment”) issued by the Title Company, in the amount of the Purchase Price and on a Texas T-1 Form commitment, with Purchaser as the proposed insured, and (b) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property.

5.2  Updated Survey.  On or before the Title Commitment Delivery Date, Seller shall deliver to Purchaser a copy of the most-current survey of the Real Property in Seller’s possession (the “Survey”).  Purchaser may revise, modify or recertify the Survey as necessary in order for the Title Company to modify the survey exception in the Title Policy to the extent permitted by applicable rules of the Texas State Board of Insurance or otherwise satisfy Purchaser’s objectives.

5.3  Title Review.  During the Title and Survey Review Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey.  Seller shall have no obligation to cure title objections, except liens (including, without limitation, mortgage, deed of trust and other financing liens, mechanic’s and materialmen’s liens, and tax and assessment liens [other than any such liens for taxes not yet due and payable]) of an ascertainable amount created by, under or through Seller (collectively, “Seller Liens”), which Seller Liens Seller shall cause to be released (or bond or insure around, in the case of any such mechanic’s and materialmen’s liens) at Seller’s sole cost and expense at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such Seller Liens.  Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date without Purchaser’s consent.  The term “Permitted Exceptions” shall mean:  the specific exceptions (excluding exceptions that are part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the end of the Title and Survey Review Period and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey which have not been removed as of the end of the Inspection Period; real estate taxes not yet due and payable; and rights of tenants under the Leases, as tenants only, without any right or option to purchase the Property, and rights of licensees under the License Agreements.

5.4  Delivery of Title Policy at Closing.  In the event that the Title Company does not issue at Closing, or unconditionally and irrevocably commit at Closing to issue, to Purchaser, an owner’s title policy in accordance with the Title Commitment, insuring Purchaser’s fee simple title to the Real Property in the amount of the Purchase Price, subject only to the standard exceptions and exclusions from coverage contained in such policy and the Permitted Exceptions (the “Title Policy”), Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser, and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.

ARTICLE 6

OPERATIONS AND RISK OF LOSS; TENANT ESTOPPELS; SKYBRIDGE ESTOPPELS

6.1  Ongoing Operations.  From the Effective Date through Closing:

6.1.1  Leases, Service Contracts and License Agreements.  Seller will perform its material obligations under the Leases, Service Contracts and License Agreements.

6.1.2  New Contracts.  Except as provided in Section 6.1.4, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than 30 days’ prior notice.

6.1.3  Maintenance of Improvements; Insurance; Removal of Personal Property.  Subject to Sections 6.2 and 6.3, Seller shall maintain or cause the tenants under the Leases to maintain all Improvements substantially in their present condition (ordinary wear and tear and casualty excepted) and in a manner consistent with Seller’s maintenance of the Improvements during Seller’s period of ownership.  Seller shall maintain existing insurance coverage in full force and effect.  Seller shall not materially modify its property management practices, defer maintenance or otherwise materially change its operating procedures with respect to the Property; provided, that the foregoing shall not prohibit Seller from complying with or observing the requirements or conditions of the loan documents relating to Seller’s financing with respect to the Property.  Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property.

6.1.4  Leasing; License Agreements.  Except as provided in Section 7.3.10, Seller will not amend or terminate any existing Lease or License Agreement or enter into any new Lease or new License Agreement without providing Purchaser (a) all relevant supporting documentation, including, without limitation, tenant financial information to the extent in Seller’s possession, and (b) Seller’s written request for Purchaser’s approval.  Purchaser agrees to give Seller written notice of approval (which Purchaser agrees not to unreasonably withhold or delay) or disapproval of a proposed amendment or termination of a Lease or License Agreement or new Lease or new License Agreement within three (3) Business Days after Purchaser’s receipt of the items in Sections 6.1.4(a) and 6.1.4(b).  If Purchaser does not respond to Seller’s request within such time period, then Purchaser will be deemed to have approved such amendment, termination or new Lease or new License Agreement.

6.1.5  High Desert Lease.  Purchaser has approved the terms and conditions of the Lease to be entered into (or entered into prior to the Effective Date, as applicable) by Seller with High Desert Energy Group, LLC, as tenant, and agrees that Purchaser shall be solely responsible for all Leasing Costs in connection with such Lease as provided in Section 8.2 (and without any credit from Seller).

6.2  Damage.  If prior to Closing the Property is damaged by fire or other casualty,  Seller shall obtain from an independent engineer a good faith estimate of the cost to repair and the time required to complete repairs and will provide Purchaser written notice of such estimation (the “Casualty Notice”) as soon as reasonably possible after the occurrence of the casualty.

6.2.1  Material.  In the event of any Material Damage to or destruction of the Property or any portion thereof prior to Closing, Purchaser may, at its option, terminate this Agreement by delivering written notice to Seller on or before the expiration of thirty (30) days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give Purchaser the full 30-day period to make such election and to obtain insurance settlement agreements with Seller’s insurers).  Upon any such termination, the Earnest Money shall be returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement.  If Purchaser does not elect to terminate this Agreement within said 30-day period, then Purchaser shall be deemed to have waived its right to terminate under this Section 6.2.1 and the parties shall proceed under this Agreement and close on schedule (subject to extension of Closing as provided above), and as of Closing Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller’s rights in and to any resulting insurance proceeds (including any rent loss or business interruption insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount (or any applicable self-insured retention amount) under such insurance policies (but the amount of the deductible plus insurance proceeds shall not exceed the sum of (a) the lesser of (1) the actual cost of repair or (2) the Purchase Price, plus (b) a pro rata share of the rental or business loss proceeds, if any).  For the purposes of this Agreement, “Material Damage” and “Materially Damaged” means damage which (A) exceeds 1% of the Purchase Price to repair, or (B) would otherwise permit any Key Tenant to terminate its Lease under the terms thereof (unless such termination right is fully and irrevocably waived by such tenant with respect to the applicable damage in question).

6.2.2  Not Material.  If the Property is not Materially Damaged, then Purchaser shall not have the right to terminate this Agreement, and Seller shall, at its option, either (a)  repair the damage before the Closing in a manner reasonably satisfactory to Purchaser (and if necessary, Seller may extend the Closing Date up to thirty (30) days to complete such repairs), or (b) credit Purchaser at Closing for the reasonable cost to complete the repair (in which case Seller shall retain all insurance proceeds (other than a pro rata share of the rental or business loss proceeds payable under insurance policies for any period from and after the Closing Date, which shall be credited to Purchaser) and Purchaser shall assume full responsibility for all needed repairs).

6.3  Condemnation.  If proceedings in eminent domain are instituted with respect to the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within ten (10) days after Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be automatically extended to give Purchaser the full ten (10)-day period to make such election), either:  (a) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement, or (b) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter.  If Purchaser does not give Seller written notice of its election within the time required above, then Purchaser shall be deemed to have elected option (b) above.

6.4  Tenant Estoppels.  It is a condition precedent to Purchaser’s obligation to proceed to close hereunder that, on or before the date that is three (3) Business Days prior to the Closing Date (the “Estoppel Deadline”) Seller shall have received and provided to Purchaser estoppel certificates, substantially in the form attached hereto as Exhibit F without material modification (except such certificate need only comply with the provisions of any Lease that specify the form or content of an estoppel to be delivered by the tenant thereunder) (each, a “Tenant Estoppel”) from the Key Tenants (as defined in the Basic Provisions) and from other tenants which in the aggregate, together with the Key Tenants, lease at least seventy-five percent (75%) of the rentable square footage of the Improvements leased to all tenants (the “Required Estoppel Percentage”), all in accordance with and subject to the provisions of this Section 6.4.  Seller will furnish Purchaser copies of Tenant Estoppels promptly following receipt.  In the event that Seller is unable to deliver the Required Estoppel Percentage of Tenant Estoppels on or before the Estoppel Deadline, Seller, at its sole option, may execute an estoppel certificate in substantially the form attached hereto as Exhibit F (except such certificate need only comply with the provisions of any Lease that specify the form or content of an estoppel to be delivered by the tenant thereunder) (each, a “Seller Estoppel”) on behalf of the tenants necessary to meet the Required Estoppel Percentage and deliver same to Purchaser on or before the Estoppel Deadline; provided, that (a) Seller’s liability under any such Seller Estoppel so executed and delivered by Seller shall cease and terminate upon the earlier of the receipt by Purchaser following the Closing of a duly executed Tenant Estoppel from the applicable tenant or the date that is nine (9) months after the Closing Date, (b) Seller shall not be permitted to execute a Tenant Estoppel on behalf of any Key Tenant, (c) Seller shall not be permitted to execute Tenant Estoppels for other tenants (i.e., non-Key Tenants) under leases covering more than ten percent (10%) of the total rentable square footage of the Improvements leased to all such other tenants, and (d) any Seller Estoppel shall be expressly subject to the limitations set forth in Sections 9.3 and 9.4 of this Agreement.  Subject to the preceding sentence, each Seller Estoppel shall survive Closing.  If Seller is unable to provide Purchaser with Tenant Estoppels (and does not elect to provide a Seller Estoppel) for the Required Estoppel Percentage of Tenant Estoppels in compliance with the provisions of this Section 6.4, then Purchaser, as its sole remedies and recourses, may either (1) waive the estoppel requirement and proceed to Closing without any reduction in the Purchase Price or (2) terminate this Agreement by immediate written notice thereof to Seller, whereupon the Earnest Money shall be immediately returned to Purchaser, and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.  An estoppel from a Tenant shall not constitute a “Tenant Estoppel” under this Section 6.4 if: (A) the terms of the lease and other agreements confirmed by the estoppel are materially different from the terms in the Property Documents; (B) the tenant modifies any of the statements which discloses materially adverse matters and about which Purchaser had not received written notice prior to the expiration of the Inspection Period, or (C) the tenant indicates any of the following which has not been previously disclosed to Purchaser in writing prior to the expiration of the Inspection Period: (i) that Seller is in material default pursuant to the respective Lease, (ii) that the tenant as a material claim or material offset right for which Seller is unwilling or unable to give Purchaser a credit in cash at Closing, or (iii) that there is a material dispute.

Additionally, Seller hereby agrees to deliver to each of the tenants under the Leases Purchaser’s (or its lender’s) form of subordination, non-disturbance and attornment agreement, which shall not be factually inaccurate or contain any manifest, errors provided that in no event shall the receipt of such subordination, non-disturbance or attornment agreements by Purchaser or its lender be a condition to Closing.

6.5  Skybridge Estoppels.  Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser prior to the expiration of the Inspection Period estoppel certificates, in the form attached as Exhibit K hereto (the “Skybridge Estoppels”), from the other parties to the skybridge agreements described in Section 4.1.16, provided, that Seller shall not be obligated to expend any funds (other than de minimis costs such as postage, courier fees, facsimile and telephone toll charges, etc., and any fees of Seller’s attorneys related to the preparation of such estoppels) in connection with obtaining any of the Skybridge Estoppels.  Notwithstanding anything herein to the contrary, it shall not be a condition to Purchaser’s obligation to close hereunder that Seller deliver the Skybridge Estoppels to Purchaser, and in no event shall the failure of any Skybridge Estoppel to be delivered to Purchaser be deemed a default by Seller hereunder. Additionally, Seller shall reasonably cooperate (at no material expense to Seller) with Purchaser in Purchaser’s efforts to obtain similar estoppel letters from the City of Dallas with respect to the City of Dallas Ordinances relating to the skybridges and with respect to the City of Dallas Ordinance relating to the planter boxes along Ross Avenue, San Jacinto Street and Pearl Street and to the rotunda step encroachment along Ross Avenue; provided, that it shall not be a condition to Purchaser’s obligation to close hereunder that Purchaser obtain any such estoppel letter from the City of Dallas.

ARTICLE 7

CLOSING

7.1  Closing.  The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date at the offices of Escrow Agent (or such other location as may be mutually agreed upon by Seller and Purchaser).  Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller.  Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

7.2  Conditions to Parties’ Obligation to Close.

7.2.1  Conditions to Seller’s Obligation.  In addition to all other conditions set forth herein, the obligation of Seller to consummate the transactions contemplated hereunder are conditioned upon the following:

(a)  Representations and Warranties.  Purchaser’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date, except that representations and warranties made as of, or limited by, a specific date (including the Effective Date, if so specified or limited), which will be true and correct in all material respects as of the specified date or as limited by the specified date;

(b)  Deliveries.  As of the Closing Date, Purchaser shall have tendered all deliveries to be made at Closing pursuant to Sections 7.4 and 7.5; and

(c)  Actions, Suits, etc.  There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against Purchaser that would materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement.

7.2.2  Conditions to Purchaser’s Obligation.  In addition to all other conditions set forth herein, the obligation of Purchaser to consummate the transactions contemplated hereunder are conditioned upon the following:

(a)  Representations and Warranties.  Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date, except that representations and warranties made as of, or limited by, a specific date (including the Effective Date, if so specified or limited), which will be true and correct in all material respects as of the specified date or as limited by the specified date;

(b)  Deliveries.  As of the Closing Date, Seller shall have tendered all deliveries to be made at Closing pursuant to Sections 7.3 and 7.5;

(c)  Actions, Suits, etc.  There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against Seller that would materially and adversely affect Seller’s ability to perform its obligations under this Agreement;

(d)  Owner Title Policy.  The Title Company shall issue, or unconditionally and irrevocably commit to issue, at Closing the Title Policy in accordance with the requirements of Section 5.4;

(e)  Tenant Estoppels.  Seller shall have delivered to Purchaser the Required Estoppel Percentage of Tenant Estoppels (including any Seller Estoppel) in the required form and otherwise in compliance with Section 6.4; and

(f)  Key Tenants.  No Key Tenant shall be in default under its Lease (beyond any applicable notice and grace period set forth therein) with respect to the payment of any rental thereunder or in respect of any other material term thereof, and no Key Tenant (or any guarantor of any Key Tenant’s Lease) shall have filed for bankruptcy, be subject to an involuntary bankruptcy proceeding, been adjudicated bankrupt or admitted in writing its inability to pay its debts as they become due or have had a receiver appointed for any of its assets.  Notwithstanding the foregoing, neither the existence of the Locke Lord Electrical Charge Dispute defined in Section 8.7 nor the dispute regarding the Locke Lord Termination Fee defined in Section 8.1.3(c) shall constitute a non-satisfaction of the condition in this Section 7.2.2(f).

7.2.3  Non-Satisfaction of Conditions.  So long as a party is not in default hereunder, if any condition to such party’s obligation to proceed with the Closing hereunder (a “Closing Condition”) has not been satisfied as of the Closing Date (or such earlier date as is provided herein), subject to any applicable notice and cure periods provided in Sections 10.1 and 10.2, such party may, as its sole remedies and recourses, either (a) terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein) and if Purchaser terminates this Agreement under this Section 7.2.3, the Earnest Money shall be immediately returned to Purchaser, or (b) elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such Closing Condition, in which event such party shall be deemed to have waived such Closing Condition.  In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such Closing Condition, such party shall be deemed to have waived such Closing Condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing.  Notwithstanding any provision of this Section 7.2.3 to the contrary, if the Closing Conditions set forth in Section 7.2.1(b) or 7.2.2(b) are not satisfied, the provisions of Article 10 of this Agreement shall govern the rights and remedies of the parties hereunder.

7.3  Seller’s Deliveries in Escrow.  As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

7.3.1  Deed.  A special warranty deed in the form of Exhibit B hereto, including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser the Real Property (the “Deed”);

7.3.2  Bill of Sale, Assignment and Assumption.  A Bill of Sale, Assignment and Assumption of Leases and Contracts in the form of Exhibit C hereto (the “Assignment”), executed and acknowledged by Seller, vesting in Purchaser Seller’s right, title and interest in and to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

7.3.3  FIRPTA.  A Foreign Investment in Real Property Tax Act affidavit in the form of Exhibit D hereto executed by Seller;

7.3.4  Authority.  Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to Purchaser and the underwriter for the Title Policy;

7.3.5  Seller’s Affidavit.  An affidavit of debts, liens and parties in possession, in form and substance reasonably acceptable to Seller and the Title Company;

7.3.6  Letters of Credit.  If applicable, with respect to any security deposits under the Leases that are letters of credit, Seller, at Seller’s cost and expense (unless the terms of the Lease in question require the tenant to pay such costs), shall, regardless of whether the same are held by Seller (or by Seller’s mortgagee) (a) deliver such letters of credit, (b) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require to assign or change the name of the beneficiary thereof to Purchaser, and (c) cooperate with Purchaser to change the named beneficiary under such letters of credit to Purchaser;

7.3.7  Closing Date Certificate.  Seller’s certificate (the “Seller’s Closing Date Certificate”) certifying that all of Seller’s representations and warranties remain true and correct, as of the Closing Date, except for changes and qualifications specified in Seller’s Closing Date Certificate, such that Seller’s Closing Date Certificate is true and correct in all material respects, such certification to be made to the standard of knowledge, if any, contained in this Agreement for the applicable representations and warranties of Seller, and shall be subject to all of the terms, conditions and limitations contained in Sections 9.3 and 9.4 of this Agreement;

7.3.8  Master Lease and Master Lease Escrow Agreement.  Two (2) originals of (a) a master lease agreement, providing for an 18-month term, covering certain space at the Property, as determined by Purchaser, the form of which will be agreed upon by Purchaser and Seller, each acting reasonably, prior to the Closing (the “Master Lease”), duly executed by Seller, and (b) the Master Lease Escrow Agreement, duly executed in counterpart by Seller and the Escrow Agent;

7.3.9  Termination of Property Management Agreement.  Evidence reasonably satisfactory to Purchaser that all property management agreements affecting the Property have been terminated at Seller’s sole cost and expense.

7.3.10  Amendment to Stream Lease.  An amendment to Stream Realty Partners, L.P.’s Lease, executed by Seller and Stream Realty Partners, L.P. and containing the amendments described in Exhibit L hereto and otherwise in form and content reasonably satisfactory to Purchaser;

7.3.11  Post-Closing Escrow Agreement.  Three (3) originals of the Post-Closing Escrow Agreement, as defined in Section 12.21, executed in counterpart by Seller and Escrow Agent;

7.3.12  Locke Lord Escrow Agreement.  Three (3) originals of the Locke Lord Escrow Agreement, as defined in Section 12.22, executed in counterpart by Seller and Escrow Agent;

7.3.13  Assignments of City Licenses.  Two (2) originals of the following assignments of licenses granted by the City of Dallas (collectively, the “License Assignments”):

(a)  An Assignment and Assumption of License in the form of Exhibit M hereto, executed and acknowledged by Seller with respect to the license granted pursuant to Ordinance No. 19516;

(b)  An Assignment and Assumption of License in the form of Exhibit N hereto, executed and acknowledged by Seller with respect to the license granted pursuant to Ordinance No. 19851; and

(c)  An Assignment and Assumption of License in the form of Exhibit O hereto, executed and acknowledged by Seller with respect to the license granted pursuant to Ordinance No. 20029.  Purchaser understands that the consent of the City of Dallas is required for this License Assignment and agrees that this License Assignment will be delivered to Purchaser at Closing subject to Purchaser’s obtaining such consent after Closing.  Purchaser shall take such actions and submit such documents to the City of Dallas as may be required by the City of Dallas to grant its consent to this License Assignment, and Seller shall reasonably cooperate (at no material expense to Seller) with Purchaser in Purchaser’s efforts to obtain such consent; and

7.3.14  Additional Documents.  Any additional documents that Purchaser, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).

7.4  Purchaser’s Deliveries in Escrow.  As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

7.4.1  Bill of Sale, Assignment and Assumption.  The Assignment, executed and acknowledged by Purchaser;

7.4.2  Authority.  Evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to Seller and the underwriter for the Title Policy;

7.4.3  Master Lease and Master Lease Escrow Agreement.  Two (2) originals of the Master Lease and the Master Lease Escrow Agreement, each executed in counterpart by Purchaser;

7.4.4  Closing Date Certificate.  Purchaser’s certificate (the “Purchaser’s Closing Date Certificate”) certifying that all of Purchaser’s representations and warranties remain true and correct, as of the Closing Date, except for changes and qualifications specified in Purchaser’s Closing Date Certificate, such that Purchaser’s Closing Date Certificate is true and correct in all material respects, such certification to be made to the standard of knowledge, if any, contained in this Agreement for the applicable representations and warranties of Purchaser, and shall be subject to all of the terms, conditions and limitations contained in Section 9.4 of this Agreement;

7.4.5  Post-Closing Escrow Agreement.  Three (3) originals of the Post Closing Escrow Agreement, each executed in counterpart by Purchaser;

7.4.6  Locke Lord Escrow Agreement.  Three (3) originals of the Locke Lord Escrow Agreement, each executed in counterpart by Purchaser;

7.4.7  Assignment of City Licenses.   The License Assignments, executed and acknowledged by Purchaser; and

7.4.8  Additional Documents.  Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

7.5  Closing Statements.  As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent.

7.6  Purchase Price.  At or before Noon local time on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations and credits hereunder, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent’s escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, then the closing statements and related prorations will be revised as necessary.

7.7  Possession.  Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.

7.8  Delivery of Books and Records.  Immediately after the Closing, Seller shall deliver to the offices of Purchaser’s property manager or to the Real Property to the extent in Seller’s or its property manager’s possession or control:  Lease Files; License Agreements; maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy; copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; all advertising materials; booklets; and keys.

7.9  Notice to Tenants.  Seller and Purchaser shall each execute, and Purchaser shall deliver to each tenant immediately after the Closing, a notice regarding the sale in substantially the form of Exhibit E hereto, or such other form as may be required by applicable state law.  This obligation on the part of Purchaser shall survive the Closing.

ARTICLE 8

PRORATIONS, DEPOSITS, COMMISSIONS

8.1  Prorations.  At Closing, the following items shall be prorated as of 11:59 p.m. on the day preceding the Closing Date as if Purchaser were vested with title to the Property during the entire Closing Date:  Tenant Receivables (defined below) and other income and rents to the extent they have been collected by Seller as of Closing; fees and assessments; prepaid expenses and obligations under Service Contracts; accrued operating expenses; real and personal ad valorem taxes (“Taxes”); any assessments by private covenant for the then-current calendar year of Closing; and expenses prepaid by other owners to Seller pursuant to the skybridge agreements described in Section 4.1.16.  Specifically, the following provisions shall apply to such prorations and to post-Closing collections of Tenant Receivables:

8.1.1  Taxes.  If Taxes for the year of Closing are not known, Taxes shall be prorated based on Taxes for the year prior to Closing.  Seller reserves the right to pursue any existing challenge to Taxes and shall be entitled to any refund or reduction of Taxes attributable to any time period prior to Closing (however, Seller shall remain obligated to refund to the applicable tenants or pay to Purchaser [who shall pay such amounts to the applicable tenants], promptly after Seller’s receipt thereof, any portion of any such refund or reduction which must be paid to such tenants under the terms of their Leases for periods prior to the Closing Date, which obligations of Seller and Purchaser shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing).

8.1.2  Utilities.  Purchaser shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies.  Seller shall ensure that all utility meters are read as of the Closing Date.  Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.

8.1.3  Tenant Receivables.  Rents due from tenants under Leases and from tenants or licensees under License Agreements and operating expenses and/or taxes payable by tenants under Leases (collectively, “Tenant Receivables”) and not collected by Seller as of Closing shall not be prorated between Seller and Purchaser at Closing but shall be apportioned, if as and when collected, on the basis of the period for which the same is payable, as follows:

(a)  Tenant Receivables and other income received from tenants under Leases and/or tenants or licensees under License Agreements after Closing shall be applied in the following order of priority:  (1) first, to Tenant Receivables first coming due after Closing and applicable to the period of time after Closing, which amount shall be retained by Purchaser; (2) second, to payment of the current Tenant Receivables then due for the month in which the Closing Date occurs, which amount shall be apportioned between Purchaser and Seller as of the Closing Date as set forth in Section 8.1 hereof (with Seller’s portion thereof to be delivered to Seller); (3) third, to payment of Tenant Receivables first coming due after Closing but applicable to the period of time before Closing, including, without limitation, the Tenant Receivables described in Section 8.1.3(b) below (collectively, “Unbilled Tenant Receivables”), which amount shall be delivered to Seller; and (4) thereafter, to delinquent Tenant Receivables which were due and payable as of Closing but not collected by Seller as of Closing (collectively, “Uncollected Delinquent Tenant Receivables”), which amount shall be delivered to Seller.  Any sums received by Purchaser to which Seller is entitled shall be held in trust for Seller on account of such past due rents payable to Seller, and Purchaser shall remit to Seller any such sums received by Purchaser to which Seller is entitled within ten Business Days after receipt thereof less reasonable, actual costs and expenses of collection, including reasonable attorneys’ fees, court costs and disbursements, if any.  Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller shall remit to Purchaser that portion of the monies so received by Seller to which Purchaser is entitled within ten Business Days after receipt thereof.  With respect to Unbilled Tenant Receivables, Purchaser covenants and agrees to (A) bill the same when billable and use commercially reasonable efforts to collect the same, and (B) cooperate with Seller to determine the correct amount of operating expenses and/or taxes due.  The provisions of this Section 8.1.3(a) shall survive the Closing for a period of one (1) year.

(b)  Without limiting the generality of the requirements of Section 8.1.3(a) above, if the final reconciliation or determination of operating expenses, electricity expenses and/or ad valorem taxes and assessments due under the Leases shows that a net amount is owed by Seller to Purchaser, said amount shall be paid by Seller to Purchaser within ten (10) Business Days of such final determination under the Leases.  If the final determination of operating expenses, electricity expenses and/or ad valorem taxes and assessments due under the Leases shows that a net amount is owed by Purchaser to Seller, Purchaser shall, within ten (10) Business Days of such final determination, remit said amount to Seller.  Purchaser agrees to receive and hold any monies received on account of such past due operating expenses, electricity expenses and/or ad valorem taxes and assessments in trust for Seller and to pay same promptly to Seller as aforesaid.  For purposes of the foregoing prorations, estimated payments of operating expenses, electricity expenses and ad valorem taxes and assessments made by Tenants during the respective periods of ownership of the Property by Seller and Purchaser shall be compared with the actual operating expenses, electricity expenses and ad valorem taxes and assessments incurred during or allocable to the respective periods of ownership of the Property by Seller and Purchaser (i.e., such items and estimated payments thereof by Tenants shall be matched to the period when they were incurred).  The provisions of this Section 8.1.3(b) shall survive the Closing for a period of one (1) year.

(c)  Locke Lord Bissell & Liddell LLP (f/k/a Locke Liddell & Sapp, PLLC) (“Locke Lord”) has exercised its option to terminate its Lease as to the 25th floor by written notice to Seller pursuant to the terms of such Lease, and as result thereof, a termination fee (the “Locke Lord Termination Fee”) is now due by Locke Lord to Seller, as landlord.  If Seller has not received full payment of the Locke Lord Termination Fee by Closing, Purchaser agrees to use commercially reasonable efforts to collect the Locke Lord Termination Fee and shall pay 50% of any portion thereof which is actually collected (less 50% of any reasonable collection costs incurred by Purchaser) to Seller when, as and if collected, which agreement of Purchaser shall survive the Closing for a period of one (1) year.  If Locke Lord disputes its obligation to pay the Locke Lord Termination Fee or refers to such dispute or its position with respect thereto in its Tenant Estoppel, then for purposes of Section 6.4, any such reference therein to such dispute shall not, in and of itself, without regard to any other statements, assertions or references therein, cause such Tenant Estoppel Certificate to constitute an unacceptable Tenant Estoppel.

8.2  Leasing Costs.  As used herein, the term “Leasing Costs” shall mean all leasing commissions, costs for tenant improvements, lease buyout costs, moving allowances, design allowances, legal fees and other costs, expenses and allowances (including free rental, reduced rental, rental abatement periods and fees) incurred in order to induce a tenant to enter into a Lease or Lease renewal or extension or to induce a licensee to enter into a License Agreement.  At Closing, Seller shall provide Purchaser with a credit equal to the amount of those Leasing Costs described in Exhibit I (less the amount of $1,100,000.00) to the extent not paid by Seller prior to Closing (provided that the portion of such credit attributable to free rental, reduced rental or rental abatement shall be deposited into the Master Lease Escrow and applied as additional rent under the Master Lease), and Purchaser shall assume all of Seller’s obligations to pay and discharge such unpaid Leasing Costs, which obligation of Purchaser shall survive the Closing.  Seller hereby agrees that any payments of any Leasing Costs made by Seller prior to Closing will be made only in accordance with schedules and requirements set forth in the Leases and applicable commission agreements.  Purchaser shall be responsible for the payment of all other Leasing Costs, whether coming due and payable before of after Closing, including, without limitation, Leasing Costs payable with respect to any option to renew or option to expand that has not been exercised prior to the Effective Date, and Leasing Costs incurred with respect to Leases and License Agreements and renewals and extensions thereof executed by Seller subsequent to the Effective Date to the extent permitted by this Agreement.  If, as of the Closing Date, Seller shall have paid any Leasing Costs for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing.  Except as expressly provided in this Section 8.2, Purchaser shall bear the economic burden of all free rental, reduced rental, rental abatement periods and fees to which any tenants under the Leases are entitled from and after the Closing Date.

8.3  Closing Costs.  Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

8.4  Final Adjustment After Closing.  If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and Seller agree adjust the proration of such items as soon as reasonably possible after the Closing when such bills are available. Payments due in connection with the final adjustment shall be due within thirty (30) days of written notice.  All such rights and obligations shall survive the Closing; provided, that all prorations will be final within two hundred forty (240) days after Closing.

8.5  Tenant Deposits; Letters of Credit.  All tenant and licensee security deposits required under the Leases or License Agreements and not applied by Seller (and interest thereon if required by law or contract) shall be transferred or credited to Purchaser at Closing.  If applicable, with respect to any security deposits under the Leases that are letters of credit, Seller, at Seller’s cost and expense (unless the terms of the Lease in question require the tenant to pay such costs), shall, regardless of whether the same are held by Seller (or by Seller’s mortgagee) (a) deliver to Purchaser at the Closing such letters of credit, (b) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require to transfer or assign such letters of credit to Purchaser, and (c) cooperate with Purchaser to change the named beneficiary under such letters of credit to Purchaser.  As of the Closing, Purchaser shall assume Seller’s obligations related to tenant and licensee security deposits, but only to the extent they are credited or transferred to Purchaser.

8.6  Commissions.  Seller shall be responsible to Broker for a real estate sales commission at Closing (but only in the event of a Closing in strict accordance with this Agreement) in accordance with a separate agreement between Seller and Broker.  Broker may share its commission with any other licensed broker involved in this transaction, but the payment of the commission by Seller to Broker shall fully satisfy any obligations of Seller to pay a commission hereunder.  Under no circumstances shall Seller owe a commission or other compensation directly to any other broker, agent or person.  Any cooperating broker shall not be an affiliate, subsidiary or related in any way to Purchaser.  Other than as stated above in this Section 8.6, Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable.  This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys’ fees and litigation costs) arising as a result of such claims and shall survive the Closing.

8.7  Locke Lord Electrical Charge Dispute.  Locke Lord, as tenant, has notified Seller, as landlord, by letter dated May 22, 2007, that Locke Lord disputes its obligation to pay submetered electrical charges and has demanded a refund of alleged electrical overcharges (the “Locke Lord Electrical Charge Dispute”).  Notwithstanding anything herein to the contrary, except as otherwise provided below or in the Assignment, Seller shall have no obligation hereunder or under any Closing document, including, without limitation, the Assignment, for the Locke Lord Electrical Charge Dispute or any loss, cost, expense or claim suffered, incurred or made against Purchaser by reason thereof.  At Closing, Purchaser shall assume all obligations of Seller, as landlord under the Locke Lord Lease, to pay Locke Lord any amount due to Locke Lord with respect to the Locke Lord Electrical Charge Dispute, other than amounts, if any, due to Locke Lord for overpayments of submetered electrical charges under the Locke Lord Lease for any period prior to the Closing Date that exceed, in the aggregate, $138,100.00 (for which Seller shall remain responsible), and the Assignment shall so provide.  If Locke Lord includes or refers to the Locke Lord Electrical Charge Dispute in its Tenant Estoppel, then for purposes of Section 6.4, any such reference therein to such dispute shall not, in and of itself, without regard to any other statements, assertions or references therein, cause such Tenant Estoppel Certificate to constitute an unacceptable Tenant Estoppel.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1  Seller’s Representations and Warranties.  Seller represents and warrants to Purchaser that:

9.1.1  Organization and Authority.  Seller has been duly organized and is validly existing as a Texas limited partnership.  Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby.  This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

9.1.2  Conflicts and Pending Actions.  There is no agreement to which Seller is a party or, to Seller’s knowledge, that is binding on Seller which is in conflict with this Agreement.  As of the Effective Date, except as set forth on Schedule 9.1.2, (i) Seller has not received any written notice of any pending action or proceeding and, (ii) to Seller’s knowledge, there is no action or proceeding threatened, against the Property or against Seller arising out of the ownership or management of the Property.

9.1.3  Tenant Leases.  As of the Effective Date, Exhibit G lists all tenants of the Property.  As of the Effective Date, except as provided in Section 6.1.5, the costs set forth on Exhibit I are the only Leasing Costs currently outstanding and currently payable by the landlord under the Leases.  Copies of all Leases in effect as of the Effective Date (the “Existing Leases”) (including all amendments thereto and guaranties thereof) furnished by Seller to Purchaser under Section 4.1 or made available to Purchaser for review under Section 4.2 are all Existing Leases (including all amendments thereto) within Seller’s possession and relied upon by Seller for its operations and leasing of the Property.  To Seller’s knowledge, as of the Effective Date (i) the Existing Leases are presently in full force and effect without any default thereunder by the applicable tenant except as set forth on Schedule 9.1.3; (ii) no tenant has prepaid rent by more than one month in advance; and (iii) except as set forth on Exhibit I, all tenant improvements that Seller, as landlord, is obligated to complete, prior to the Effective Date pursuant to any Existing Lease, have been completed and accepted by the applicable tenant.  Except as set forth on Schedule 9.1.3, no tenant has notified Seller, as landlord, in writing, of any default by Seller pursuant to an Existing Lease that remains uncured.  If any Tenant Estoppel delivered to Purchaser with respect to any Lease contains any statement of fact, information or other matter that is inconsistent with the matters stated in Seller’s representations in this Section 9.1.3 and such inconsistency is satisfactory to Purchaser in its sole discretion, or otherwise is expressly permitted by this Agreement, the Tenant Estoppel shall control and Seller shall have no liability for any claim based upon a breach of representation regarding such statement of fact, information or other matter contained in the Tenant Estoppel.

9.1.4  Service Contracts and License Agreements.  To Seller’s knowledge, the Service Contracts and License Agreements to be delivered to Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of its delivery.  Seller is not party to any service contracts, management contracts or other agreements that are binding upon the Property after Closing other than the Service Contracts and License Agreements so delivered to Purchaser hereunder.

9.1.5  Notices from Governmental Authorities.  Seller has not received from any governmental authority written notice of any violation of any laws applicable (or alleged to be applicable) to the Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Documents or otherwise disclosed in writing to Purchaser.

9.1.6  Condemnation.  Seller has received no written notice of any pending condemnation or other governmental taking proceedings affecting all or any part of the Property, and to Seller’s knowledge, no condemnation or other governmental taking proceedings affecting all or any part of the Property has been threatened.

9.1.7  Environmental Matters.  Except as may reflected in the Property Documents or in any environmental report or assessment obtained by Purchaser, Seller has not received any written notification from any governmental authority or any other third party that (a) all or some portion of the Property violates any Environmental Laws (as hereinafter defined); or (b) any Hazardous Substances (as hereinafter defined) have been stored or generated at, released or discharged from or are present upon the Property, except in the ordinary course of business and in compliance with all Environmental Laws.  As used herein, “Environmental Laws” shall mean CERCLA (as hereinafter defined) and all other federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any governmental authority and in effect as of the Effective Date with respect to or which otherwise pertain to or affect the Property, or any portion thereof, the use, ownership, occupancy or operation of the Property, or any portion thereof, or any owner of the Property, and as same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), SARA, comparable state and local laws, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws.  To Seller’s knowledge, Seller has delivered or made available to Purchaser copies of all environmental reports, tests, evaluations, studies and assessments (including any available Phase I or Phase II environmental site assessments), and any correspondence relating to environmental matters, with respect to the Property, to the extent in each case in the possession or control of Seller or its property manager.

9.1.8  Bankruptcy Matters.  Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

9.1.9  Brokers.  Seller has delivered or made available as part of the Property Documents true and complete copies of any and all listing agreements, brokerage agreements, leasing agreements or other comparable agreements (collectively, “Brokerage Agreements”) into which Seller has entered in connection with the Property, and pursuant to which a leasing commission, finder’s fee or other amount may be payable subsequent to Closing.

9.1.10  Employees.  Seller has no employees at the Property.

9.1.11  ERISA.  Seller is not a “governmental plan” within the meaning of section 3(32) of the Employee Retirement Income Security Act of 1974, as amended, and the execution of this Agreement and the sale of the Property by Seller is not, as a result of the structure and ownership of Seller, subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

9.1.12  Prohibited Persons and Transactions.  Seller represents and warrants to Purchaser that Seller is currently in compliance with and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

9.2  Purchaser’s Representations and Warranties.  Purchaser represents and warrants to Seller that:

9.2.1  Organization and Authority.  Purchaser has been duly organized and is validly existing as a limited partnership in good standing in the State of Delaware and is (or prior to Closing will be) qualified to do business in the state in which the Real Property is located.  Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby.  This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

9.2.2  Conflicts and Pending Action.  There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement.  There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

9.2.3  Prohibited Persons and Transactions.  Purchaser represents and warrants to Seller that Purchaser is currently in compliance with and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

9.3  Knowledge Defined.  As used herein, terms such as “to Seller’s knowledge,” “to the best of Seller’s knowledge” or like phrases mean the actual present and conscious awareness or knowledge of Lee C. Belland, a manager of Seller’s general partner, Michael J. McVean, a manager of Seller’s general partner, and Adam Bernhardt, the individual representative of Seller’s property manager for the Property with primary responsibility for such property management account (collectively, “Seller’s Representatives”), without any duty of inquiry or investigation; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Seller’s Representatives, or any of them, or any other partner, member, officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein.  Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry.  No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller.

9.4  Survival of Representations and Warranties.  The representations and warranties set forth in this Article 9 are made as of the Effective Date and, except as provided in Sections 7.2.1(a) and 7.2.2(a), are remade as of the Closing Date shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of nine months (the “Survival Period”).  Each party shall have the right to bring an action against the other on the breach of a representation or warranty hereunder or in the documents delivered by Seller at the Closing, but only on the following conditions:  (1) the party bringing the action for breach first learns of the breach after Closing and gives written notice of such breach to the other party before the end of the Survival Period and files such action on or before the first day following the second anniversary of the Closing Date, and (2) neither party shall have the right to bring a cause of action for a breach of a representation or warranty unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $100,000.00, in which the full amount of such claims shall be actionable (but not in excess of the Cap defined below).  Neither party shall have any liability after Closing for the breach of a representation or warranty hereunder of which the other party hereto had knowledge as of Closing.  Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which Purchaser might otherwise have at law, equity, or by statute, whether based on contract or some other claim, Purchaser agrees that any liability of Seller to Purchaser for the alleged breach of any or all of Seller’s representations or warranties set forth in this Agreement will be limited to $5,000,000.00 (the “Cap”).  The provisions of this Section 9.4 shall survive the Closing.  Any breach of a representation or warranty that occurs prior to Closing shall constitute the non-satisfaction of the Closing Conditions set forth in Section 7.2.1(a) or 7.2.2(a), as applicable, and shall be governed exclusively by Section 7.2.3.

ARTICLE 10

DEFAULT AND REMEDIES

10.1  Seller’s Remedies.  If Purchaser fails to consummate the purchase of the Property pursuant to this Agreement for any reason except failure by Seller to perform hereunder or failure of a condition precedent to Purchaser’s obligations hereunder, Seller shall be entitled, as its sole and exclusive remedy (except for the right to pursue all legal and equitable remedies with respect to the indemnities expressly provided in Sections 4.11, and 8.6, and the right to receive attorneys’ fees and other costs in accordance with Sections 10.3 and 10.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder.  Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain.  If Closing is consummated, Seller shall have all remedies available at law or in equity in the event Purchaser fails to perform any obligation of Purchaser performable after the Closing under this Agreement.  IN NO EVENT SHALL PURCHASER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

10.2  Purchaser’s Remedies.  If Seller fails to consummate the sale of the Property pursuant to this Agreement or materially breaches any of its covenants in Section 6.1 at or prior to Closing for any reason except failure by Purchaser to perform hereunder or failure of a condition precedent to Seller’s obligations hereunder, and such default or breach is not cured by the earlier of the third (3rd) Business Day after written notice thereof from Purchaser or the Closing Date (Purchaser hereby agreeing to give such written notice to Seller within one Business Day after Purchaser first learns of any such default or breach by Seller, except no notice or cure period shall apply if Seller fails to consummate the sale of the Property hereunder), Purchaser shall elect, as its sole remedy, either to (a) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Earnest Money, (b) enforce specific performance to consummate the sale of the Property hereunder, or (c) waive said failure or breach and proceed to Closing without any reduction in the Purchase Price; provided, however, in the event (1) such termination is due to Seller’s willful breach or default, Purchaser shall be entitled to recover from Seller Purchaser’s Diligence Costs, or (2) specific performance is not available because Seller has conveyed the Property to another party, or Seller has voluntarily encumbered the Property after the Effective Date with a mortgage, deed of trust or financing lien in violation of this Agreement that Seller does not cause to be released at Closing, or Seller has willfully amended, modified, waived its rights under or terminated any Lease in violation of this Agreement with the intent to frustrate Closing, then Purchaser may pursue any and all remedies available at law or in equity, including the recovery of its Diligence Costs. In no event shall Seller be liable for any consequential, punitive or special damages under this Agreement.  Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten Business Days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within two months following the scheduled Closing Date.  If Closing is consummated, Purchaser shall have all remedies available at law or in equity in the event Seller fails to perform any obligation of Seller performable after the Closing under this Agreement.  IN NO EVENT SHALL SELLER’S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.  As used herein, the term “Diligence Costs” means an amount equal to the lesser of (i) $200,000.00 or (ii) the actual reasonable out-of-pocket expenses incurred by Purchaser and paid to (A) Purchaser’s attorneys in connection with the negotiation of this Agreement and (B) to Purchaser’s attorneys and unrelated and unaffiliated third party consultants, contractors, suppliers or other third parties in connection with the performance of examinations, inspections and/or investigations pursuant to Sections 4.4 and 4.5 or determining the feasibility of Purchaser’s acquisition of the Property pursuant to this Agreement.

10.3  Attorneys’ Fees.  In the event either party hereto employs an attorney  in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys’ fees, incurred in connection with such claims.

10.4  Other Expenses.  If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.

ARTICLE 11

DISCLAIMERS AND RELEASE

11.1  Disclaimers By Seller.  Except as expressly set forth in this Agreement, it is understood and agreed that Seller and Seller’s agents or employees have not at any time made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to (a) matters of title (other than Seller’s special warranty of title to be contained in the Deed), (b) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (c) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (d) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (e) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (g) the presence of endangered species or any environmentally sensitive or protected areas, (h) zoning or building entitlements to which the Property or any portion thereof may be subject, (i) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (j) usages of adjoining property, (k) access to the Property or any portion thereof, (l) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (m) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (n) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (o) any other matter affecting the stability and integrity of the Property, (p) the potential for further development of the Property, (q) the merchantability of the Property or fitness of the Property for any particular purpose, (r) the truth, accuracy or completeness of the Property Documents, (s) tax consequences, or (t) any other matter or thing with respect to the Property.

11.2  Sale “As Is, Where Is”.  Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “AS-IS, WHERE-IS, WITH ALL FAULTS,” except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing.  Except as expressly set forth in this Agreement, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, or any property manager, real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing.  Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement, it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller.  Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same.  By failing to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement.  Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser’s inspections and investigations.  Purchaser hereby represents and warrants to Seller that:  (a) Purchaser is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (b) Purchaser is purchasing the Property for business, commercial, investment or other similar purpose and not for use as Purchaser’s residence.  Purchaser waives any and all rights or remedies it may have or be entitled to, deriving from disparity in size or from any significant disparate bargaining position in relation to Seller.

11.3  Seller Released from Liability.  Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller from all responsibility and liability, including without limitation, liabilities and responsibilities for the lessor’s obligations under the Leases relating to the physical, environmental or legal compliance status of the Property, whether arising before or after the Effective Date, and liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”), regarding the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property).  Purchaser further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property, including, without limitation, the lessor’s obligations under the Leases relating to the physical, environmental or legal compliance status of the Property, whether arising before or after the Effective Date.  Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation.  Notwithstanding the foregoing, the waivers, releases and other matters set forth in this Section 11.3 or elsewhere in this Agreement shall not apply to any claims made by third parties (including governmental authorities) against Purchaser or its successors, assigns, agents or affiliates with respect to Hazardous Materials in, on, under, above, adjacent to or otherwise affecting the Property prior to Closing (except to the extent Purchaser is responsible for same in accordance with Sections 4.4, 4.10 and/or 4.11 hereof, in each case, for purposes of this proviso, without regard to any limitation on the survival of such Purchaser’s responsibilities stated therein or herein), it being agreed that Purchaser is not waiving or releasing but is instead specifically reserving and retaining, all rights of contribution and subrogation with respect to such claims.

11.4  “Hazardous Materials” Defined.  For purposes hereof, “Hazardous Materials” means “Hazardous Material,” “Hazardous Substance,” “Pollutant or Contaminant,” and “Petroleum” and “Natural Gas Liquids,” as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

11.5  Survival.  The terms and conditions of this Article 11 shall expressly survive the Closing, not merge with the provisions of any closing documents.

Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.

ARTICLE 12

MISCELLANEOUS

12.1  Parties Bound; Assignment.  This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto.  Purchaser may assign its rights under this Agreement upon the following conditions:  (a) the assignee of Purchaser must be an entity controlling, controlled by, or under common control with Purchaser, (b) all of the Earnest Money must have been delivered in accordance herewith, (c) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser’s obligations, and (d) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least five days prior to Closing.

12.2  Headings.  The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

12.3  Invalidity and Waiver.  If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

12.4  Governing Law.  This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

12.5  Survival.  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing (other than any unfulfilled closing conditions which have been waived or deemed waived by the other party) shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

12.6  Entirety and Amendments.  This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property.  This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.  All Exhibits hereto are incorporated herein by this reference for all purposes.

12.7  Time.  Time is of the essence in the performance of this Agreement.

12.8  Confidentiality.  Purchaser shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of Seller; provided, however, that Purchaser may make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder, as may be required under laws or regulations applicable to Purchaser or its affiliates, or otherwise as permitted under Section 4.8.

12.9  No Electronic Transactions.  The parties hereby acknowledge and agree, except as expressly provided in Sections 12.10 and 12.13, this Agreement shall not be executed, entered into, altered, amended or modified by electronic means.  Without limiting the generality of the foregoing, the parties hereby agree the transactions contemplated by this Agreement shall not be conducted by electronic means, except as specifically set forth in the “Notices” section of this Agreement.

12.10  Notices.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section 1.3.  Any such notices shall, unless otherwise provided herein, be given or served (a) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (b) by overnight delivery using a nationally recognized overnight courier, (c) by personal delivery, (d) by facsimile transmission during normal business hours with a confirmation copy delivered by another method permitted under this Section 12.10, or (e) by electronic mail addressed to the electronic mail address set forth in Section 1.3 for the party to be notified with a confirmation copy delivered by another method permitted under this Section 12.10.  Notice given in accordance herewith for all permitted forms of notice other than by electronic mail, shall be effective upon the earlier to occur of actual delivery to the address of the addressee or refusal of receipt by the addressee (even if such addressee refuses delivery thereof).  Notice given by electronic mail in accordance herewith shall be effective upon the entrance of such electronic mail into the information processing system designated by the recipient’s electronic mail address.  Except for facsimile and electronic mail notices as described above, no notice hereunder shall be effective if sent or delivered by electronic means.  In no event shall this Agreement be altered, amended or modified by electronic mail or electronic record.  A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.  Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.  Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

12.11  Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

12.12  Calculation of Time Periods; Business Day.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day that is a Business Day.  The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Real Property is located.  As used herein, the term “Business Day” means any day that is not a Saturday, Sunday or legal holiday for national banks in the city in which the Real Property is located.

12.13  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.  To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or e-mail PDF counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 12.9 other than facsimile or electronic PDF.  Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

12.14  No Recordation.  Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 10.1 hereof.  In addition to any such remedies, Purchaser shall be obligated to execute an instrument in recordable form releasing this Agreement or memorandum or affidavit filed in the applicable Real Property Records, and Purchaser’s obligations pursuant to this Section 12.14 shall survive any termination of this Agreement as a surviving obligation.

12.15  Further Assurances.  In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

12.16  Discharge of Obligations.  The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

12.17  No Third Party Beneficiary.  The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

12.18  Reporting Person.  Purchaser and Seller hereby designate the Title Company as the “reporting person” pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

12.19  Mandatory Arbitration.  The parties have agreed to submit disputes to mandatory arbitration in accordance with the provisions of Exhibit H hereto and made a part hereof for all purposes.  Each of Seller and Purchaser waives the right to commence an action in connection with this Agreement in any court and expressly agrees to be bound by the decision of the arbitrator determined in Exhibit H.  The waiver of this Section 12.19 will not prevent Seller or Purchaser from commencing an action in any court for the sole purposes of enforcing the obligation of the other party to submit to binding arbitration or the enforcement of an award granted by arbitration herein or as expressly permitted by Section 10.1 hereof.  The terms of this Section 12.19 shall survive (a) the termination of this Agreement, and (b) the Closing.

12.20  Cooperation with Purchaser’s Auditors and SEC Filing Requirements.  Seller shall provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser access to, such factual information as may be reasonably requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, to enable Purchaser’s auditor (Deloitte & Touche LLP or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Property for the year to date of the year in which the Closing occurs plus up to the three prior calendar years.  Purchaser shall be responsible for all out-of-pocket costs associated with this audit.  Seller shall cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit.  In addition, Seller agrees to provide, if requested by such auditor, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing.  Without limiting the foregoing, (a) Purchaser or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Purchaser’s expense, and Seller shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit, and (b) Seller shall furnish to Purchaser such financial and other information as may be reasonably required by Purchaser or any Affiliate of Purchaser to make any required filings with the Securities and Exchange Commission or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no material cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information.

12.21  Post-Closing Escrow.  Notwithstanding anything to the contrary contained herein, Seller and Purchaser hereby agree that a portion of the Purchase Price in an amount equal to $2,900,000.00 (which sum is herein referred to as the “Post Closing Escrow”) shall be deposited with Escrow Agent at Closing pursuant to an escrow agreement, the form of which will be agreed upon by Seller and Purchaser, each acting reasonably, prior to the Closing (the “Post-Closing Escrow Agreement”), which shall provide as follows:

12.21.1  Establishment.  The Post Closing Escrow shall be held by Escrow Agent in a separate interest-bearing account pursuant to the terms of the Post-Closing Escrow Agreement, with all interest earned thereon to become a part of the Post Closing Escrow for all purposes.

12.21.2  Purpose.  Disbursements from the Post Closing Escrow shall be made in accordance with the terms of the Post-Closing Escrow Agreement to reimburse Purchaser only for (a) claims made by Purchaser in accordance with Section 9.4 for breaches of Seller’s representations or warranties under Section 9.1, (b) any direct damage, loss, cost or expense suffered by Purchaser as a result of adverse matters disclosed in a Tenant Estoppel for which Seller elects to deliver a Seller Estoppel in lieu thereof pursuant to Section 6.4 (subject to the limitations set forth in Section 9.3 and 9.4) or (c) any amounts due to Purchaser pursuant to Article 8, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction or by mutual agreement of Seller and Purchaser.

12.21.3  First Seller Disbursement.  If any amounts remain in the Post Closing Escrow at the end of the Survival Period, Seller and Purchaser shall cause such amounts (other than Survival Period Holdbacks, as defined below) to be promptly disbursed to Seller by Escrow Agent.  As used herein, “Survival Period Holdbacks” means amounts necessary to satisfy unresolved claims properly made by Purchaser and of which Purchaser has given Seller written notice during the Survival Period for the matters in clause (a), (b) and (c) of Section 12.21.2 above.  The amount of any Survival Period Holdbacks shall continue to be held as part of the Post Closing Escrow to pay the claims on which such Survival Period Holdbacks are based.

12.21.4  Second Seller Disbursement.  If any amounts remain in the Post Closing Escrow on the date (the “Outside Escrow Date”) which is two (2) years and one (1) day after the Closing Date, Seller and Purchaser shall cause such amounts (other than Final Holdbacks, as defined below) to be promptly disbursed to Seller by Escrow Agent.  As used herein, “Final Holdbacks” means amounts necessary to satisfy:

(a)  unresolved claims by Purchaser for a breach under clause (a) or (b) of Section 12.21.2 above and for which a Survival Period Holdback was retained in the Post Closing Escrow as of the end of the Survival Period pursuant to Section 12.21.3 above and upon which Purchaser filed an action against Seller on or before the Outside Escrow Date; and

(b)  unresolved claims by Purchaser under clause (c) of Section 12.21.2 above for which a Survival Period Holdback was retained in the Post Closing Escrow as of the end of the Survival Period pursuant to Section 12.21.3 above.

The amount of any Final Holdbacks shall continue to be held as part of the Post Closing Escrow to pay the claims on which the Final Holdbacks are based.  Upon final resolution of each such claim, whether by court action or settlement by mutual agreement of Seller and Purchaser, the amount thereof shall be disbursed to the party entitled thereto.

12.21.5  Survival.  The provisions of this Section 12.21 shall survive the Closing.

12.22  Locke Lord Escrow.  Notwithstanding anything to the contrary contained herein, Seller and Purchaser hereby agree that a portion of the Purchase Price in an amount equal to $1,375,000.00 (which sum is herein referred to as the “Locke Lord Escrow”) shall be deposited with Escrow Agent at Closing pursuant to an escrow agreement, the form of which will be agreed upon by Seller and Purchaser, each acting reasonably, prior to the Closing Date (the “Locke Lord Escrow Agreement”), which shall provide as follows:

12.22.1  Establishment.  The Locke Lord Escrow shall be held by Escrow Agent in a separate interest-bearing account pursuant to the terms of the Locke Lord Escrow Agreement, with all interest earned thereon to become a part of the Locke Lord Escrow for all purposes.

12.22.2  Purpose.  The purpose of the Locke Lord Escrow is to reimburse Purchaser pursuant to the Locke Lord Escrow Agreement only to the extent Purchaser, as landlord under the Lease with Locke Lord (the “Locke Lord Lease”), is required to pay the 27th Floor Off-Site Space Payment to Locke Lord as provided in Section 11 of Exhibit L to the Locke Lord Lease.  Capitalized terms used in this Section 12.22 and not otherwise defined herein shall have the meanings given to them in Exhibit L to the Locke Lord Lease.

12.22.3  Disbursements.  The Locke Lord Escrow shall be disbursed in accordance with the following provisions:

(a)  If Locke Lord does not exercise its 27th Floor Expansion Option on or before April 1, 2009, in accordance with the Locke Lord Lease, then the entire Locke Lord Escrow shall be disbursed to Seller on April 3, 2009; provided, that if Locke Lord sooner agrees in writing to terminate its 27th Floor Expansion Option, then the entire Locke Lord Escrow shall be disbursed to Seller on the second Business Day immediately following the date on which the 27th Floor Expansion Option is terminated.

(b)  If (i) Locke Lord exercises its 27th Floor Expansion Option on or before April 1, 2009, in accordance with the Locke Lord Lease, and (ii) Alternate Space is not available for Purchaser, as landlord, to lease to Locke Lord as the Expansion Space for its 27th Floor Expansion Option, but Locke Lord does not lease Off-Site Space before March 1, 2010, then the entire Locke Lord Escrow shall be disbursed to Seller on March 3, 2010.

(c)  To the extent Purchaser, as landlord under the Locke Lord Lease, is required to pay the 27th Floor Off-Site Space Payment to Locke Lord as provided in Section 11 of Exhibit L to the Locke Lord Lease, such amount shall be disbursed to Purchaser from the Locke Lord Escrow and the balance, if any, of the Locke Lord Escrow shall be disbursed to Seller, in each case on March 3, 2010, or on the second Business Day after such earlier date as Purchaser is required to pay the 27th Floor Off-Site Space Payment to Locke Lord as provided in the Locke Lord Lease.

12.22.4  Availability of Space for 27th Floor Expansion Option.

(a)  Seller and Purchaser acknowledge that the 27th Floor Expansion Space has been leased and will not be available to be leased to Locke Lord and that, if Locke Lord timely exercises its 27th Floor Expansion Option, Alternate Space may be provided to Locke Lord in accordance with the Locke Lord Lease.  Purchaser shall use commercially reasonable efforts to provide Alternate Space for lease to Locke Lord should Locke Lord timely exercise its 27th Floor Expansion Option; provided, that Purchaser shall not be required to make any payment or grant any economic concession to any tenant of the Building to obtain the right to include such tenant’s space as Alternate Space.  Purchaser shall act reasonably and in good faith in its efforts to provide Alternate Space with respect to the 27th Floor Expansion Option and in dealing with Seller hereunder.

(b)   Upon request by Seller, Purchaser will consult with Seller and provide Seller with such information as Seller may reasonably request regarding the availability of space in the Building that is or could become Alternate Space.  Seller, at its sole expense, may (but shall not be obligated to) obtain the agreement of other tenants to waive any preferential or other rights held by them with respect to space in the Building so that such space can be included as Alternate Space if Locke Lord exercises its 27th Floor Expansion Option.

12.22.5  Amendment of Locke Lord Lease.  Except as provided below, without the prior written consent of Seller (which consent may be given or withheld in Seller’s sole discretion), Purchaser shall not (i) amend Exhibit L to the Locke Lord Lease or (ii) otherwise amend the Locke Lord Lease if such amendment under this clause (ii) would increase or otherwise adversely affect Seller’s rights or obligations hereunder or under the Locke Lord Escrow Agreement; provided, that Purchaser may amend the Locke Lord Lease without Seller’s consent to terminate the 27th Floor Expansion Option prior to the exercise thereof.

12.22.6   Survival.  The provisions of this Section 12.22 shall survive the Closing.

[SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

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        SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

        BY AND BETWEEN

        2200 ROSS, L.P., AS SELLER,

        AND

        HINES REIT 2200 ROSS LP, AS PURCHASER

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

Date executed by Seller October __, 2007	SELLER: 2200 ROSS, L.P., a Texas limited partnership By:Stream Acquisition XXXV, L.L.C., a Texas limited liability company, its general partner By: Name: Title:
Date executed by Purchaser October __, 2007	PURCHASER: HINES REIT 2200 ROSS AVENUE LP, a Delaware limited partnership By:Hines REIT 2200 Ross Avenue GP LLC, a Delaware limited liability company, its general partner By: Name: Title:

        S-

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JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

Date executed by Escrow Agent October __, 2007	CHICAGO TITLE INSURANCE COMPANY By: Name: Title:

        S-

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A                      -           Legal Description of Land

Exhibit B                      -           Special Warranty Deed

Exhibit C                      -           Bill of Sale, Assignment and Assumption of Leases and Contracts

Exhibit D                      -           FIRPTA Certificate

Exhibit E                      -           Notice to Tenants

Exhibit F                      -           Tenant Estoppel Certificate

Exhibit G                      -           List of Tenants

Exhibit H                      -           Mandatory Arbitration

Exhibit I                      -           Leasing Costs to be Paid by Seller or Credited to Purchaser

Exhibit J                      -           Additional Due Diligence Materials

Exhibit K                      -           Forms of Skybridge Estoppels

Exhibit L                      -           Terms of Amendment to Lease with Stream Realty Partners, L.P.

Exhibit M                      -           Assignment and Assumption of License (Ordinance No. 19516)

Exhibit N                      -           Assignment and Assumption of License (Ordinance No. 19851)

Exhibit O                      -           Assignment and Assumption of License (Ordinance No. 20029)

Schedule 9.1.2

Schedule 9.1.3

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EXHIBIT A

LEGAL DESCRIPTION OF LAND

TRACT I: Fee Simple

BEING a tract of land situated in the J. GRIGSBY SURVEY, Abstract No. 495 and being all of LOT 1, BLOCK 256 of the 2200 ROSS ADDITION, an addition to the City of Dallas as recorded in Volume 85018, Page 1062 of the Deed Records of Dallas County, Texas (DRDCT) and being all of a tract of land conveyed to THE CROW-EQUITABLE-NISSEI ROSS AVENUE DALLAS COMPANY as recorded in Volume 87122, Page 2336 (DRDCT) and being more particularly described as follows;

BEGINNING at a "X" cut found in concrete at the most southeasterly corner of LOT 1, BLOCK A/256 of the ELEGANTE ADDITION, an addition to the City of Dallas as recorded in Volume 77199, Page 1896 (DRDCT) Certificate of Correction as recorded in Volume77245, Page 2491 (DRDCT), said point being found in the northwesterly Right-of-Way line of SAN JACINTO STREET (55' Right-of-Way);

THENCE departing the southwesterly line of said LOT 1, BLOCK A/256 and along the northwesterly Right-of-Way line of said SAN JACINTO STREET South 45 deg 00 min 00 sec West a distance of 327.52 feet to a point for corner at a corner-clip which a "X" cut set on the top of concrete curb for reference bears South 44 deg 58 min 37 sec East a distance of 10.60 feet;

THENCE departing the northwesterly Right-of-Way line of said SAN JACINTO STREET and along said corner-clip South 89 deg 31 min 45 sec West a distance of 14.26 feet to a point for corner in the northeasterly Right-of-Way line of PEARL STREET (100'Right-of-Way) which a "X" cut set on the top of curb for reference bears South 44 deg06 min 45 sec West a distance of 10.74 feet;

THENCE departing said corner-clip and along the northeasterly Right-of-Way line of said PEARL STREET as follows;

North 45 deg 56 min 30 sec West a distance of 193.62 feet to a 1/2 inch iron rod set with a red plastic cap stamped "W.A.I." for corner;

North 47 deg 42 min 11 sec West a distance of 146.69 feet to a point for the beginning of a corner-clip which a "X" cut set on the top of curb for reference bears South 42 deg 25 min 41 sec West a distance of 9.89 feet;

THENCE departing the northeasterly Right-of-Way line of said PEARL STREET and along said corner-clip North 01 deg 21 min 06 sec West a distance of 6.89 feet to a point for corner in the southeasterly Right-of-Way line of ROSS AVENUE (80' Right-of-Way) which a "X" cut set on the top of curb for reference bears North 45 deg 00 min 43 sec West a distance of 11.34 feet;

THENCE departing said corner-clip and along the southeasterly Right-of-Way line of said ROSS AVENUE North 45 deg 00 min 00 sec East a distance of 288.66 feet to a "X" cut found in concrete for the most southwesterly corner of said LOT 1, BLOCK A/256;

THENCE departing the southeasterly Right-of-Way line of said ROSS AVENUE and along the common line of said LOT 1, BLOCK 256 and LOT 1, BLOCK A/256 as follows;

South 45 deg 24 min 34 sec East a distance of 170.02 feet to a 1/2 inch iron rod set with a red plastic cap stamped "W.A.I." for corner;

North 44 deg 48 min 53 sec East a distance of 52.69 feet to a 1/2 inch iron rod set with a red plastic cap stamped "W.A.I." for corner;

South 45 deg 08 min 39 sec East a distance of 185.26 feet to the POINT OF BEGINNING;

CONTAINING within these metes and bounds 2.571 acres or 112,004 square feet of land more or less. Bearings contained within this field note description are based upon anon the ground survey performed in the field on the 30th day of March 2006 utilizing the bearings as found on the Plat of  2200 ROSS ADDITION, an addition to the City of Dallas as recorded in Volume 85018, Page 1062 (DRDCT).

TRACT II: Subsurface Estate

BEING all of the subsurface rights beginning six (6") inches beneath the sidewalk pavement situated in the City of Dallas, Dallas County, Texas and being part of ROSS AVENUE (80' Right-of-Way), adjacent to City Block 256 as described in City of Dallas Ordinance No. 18991, passed by City Council of the City of Dallas on January 8, 1986,recorded in Volume 87121, Page 2233 and being part of the subsurface rights and land conveyed by the City of Dallas to Crow-Ross Avenue No. 1 pursuant to Quit Claim Deed dated May 22, 1986, recorded in Volume 86174, Page 5740, and in corrected Quit Claim Deed recorded in Volume 87122, Page 2331, Deed Records, Dallas County, Texas (DRDCT).Containing within the recorded documents 0.076 acres or 3,303.588 square feet of land.

TRACT III: Subsurface Estate

BEING all of the subsurface rights beginning six (6") inches beneath the sidewalk pavement situated in the City of Dallas, Dallas County, Texas and being part of PEARL STREET (100' Right-of-Way) and SAN JACINTO STREET (55' Right-of-Way), adjacent to City Block 256 as described in City of Dallas Ordinance No. 18991, passed by City Council of the City of Dallas on January 8, 1986, recorded in Volume 87121, Page 2233 Deed Records, Dallas County, Texas (DRDCT) and being part of the subsurface rights and land conveyed by the City of Dallas to Crow-Ross Avenue No. 1 pursuant to Quit Claim Deed dated May 22, 1986, recorded in Volume 86174, Page 5740, and in corrected Quit Claim Deed recorded in Volume  87122, Page 2331 (DRDCT). Containing within the recorded documents 0.126 acres or 5,502.791 square feet of land.

TRACT IV: Easement Estate and License Estate

(a)           Easement Estate created in Skybridge Easements Agreement, executed by and between Crow-Williams #5, a Texas limited partnership and The Crow-Equitable-Nissei Ross Avenue Dallas Company, a Texas joint venture, dated June 30, 1988, filed for record on October 5, 1988 and recorded in Volume 88194, Page 4800, Deed Records, Dallas County, Texas.

(b)           License Estate created in City of Dallas Ordinance No. 19516, certified copies of which were filed for record on June 23, 1987 in Volume 87120, Page 2079 and on August 19, 1999 in Volume 99162, Page 2865 of the Deed Records of Dallas County, Texas, as amended by the City of Dallas Ordinance No. 19850, a certified copy of which was filed for record on April 11, 1988 in Volume 88070, Page 3783 of the Deed Records of Dallas County, Texas.

TRACT V: Easement Estate and License Estate

(a)           Easement Estate created in Skybridge Easement Agreement executed by and between Plaza of the Americas Condominium Association, The Crow-Equitable-Nissei Ross Avenue Dallas Company, Ltd., Crow-Ross Avenue #1 Limited Partnership, K-P Plaza Limited Partnership and Texas Commerce Bank-Dallas, N.A., dated January 31, 1992, filed for record on March 10, 1992 and recorded in Volume 92048, Page 2890, Deed Records, Dallas County, Texas.

(b)           License Estate created in City of Dallas Ordinance No. 19851, a certified copy filed for record April 11, 1988 and recorded in Volume 88070, Page 3789, Deed Records, Dallas County, Texas.

Tract VI: Fee Simple

BEING a tract of land situated in the J. GRIGSBY SURVEY, Abstract No. 495 and being all of LOT 1, BLOCK 252 of the PEARL STREET ADDITION, an addition to the City of Dallas as recorded in Volume 20000152, Page 00017 of the Deed Records of Dallas County, Texas (DRDCT) and being all of a tract of land conveyed to THE EQUITABLE-NISSEI DALLAS COMPANY as recorded in Volume 99048, Page 03564 (DRDCT) and being more particularly described as follows;

BEGINNING at a "X" cut found in concrete at the intersection of a corner-clip and the southeasterly Right-of-Way line of SAN JACINTO STREET ( 55' Right-of-Way );

THENCE departing said corner-clip and along the southeasterly Right-of-Way line of said SAN JACINTO STREET North 44 deg 55 min 30 sec East a distance of 141.38 feet to a "X" cut found in concrete at a corner-clip;

THENCE departing the southeasterly Right-of-Way line of said SAN JACINTO STREET and along said corner-clip North 89 deg 31 min 30 sec East a distance of 14.24 feet to a "X" cut set in concrete for corner in the southwesterly Right-of-Way line of PEARL STREET (100' Right-of-Way)

THENCE departing said corner-clip and along the southwesterly Right-of-Way line of said PEARL STREET South 45 deg 52 min 30 sec East a distance of 144.02 feet to a 5/8inch iron rod found for the most northeasterly corner of a tract of land conveyed to Carolyn McClain as recorded in Volume 81208, Page 638 (DRDCT)

THENCE departing the southwesterly Right-of-Way line of said PEARL STREET and along the common line of said LOT 1, BLOCK 252 and said McClain Tract South 44 deg 55 min30 sec West a distance of 164.07 feet to a 5/8 inch iron rod found for the most southwesterly corner of said McClain tract, said point being found in the northeasterly Right-of-Way line of OLIVE STREET (60' Right-of-Way);

THENCE departing said common line and along the northeasterly Right-of-Way line of said OLIVE STREET North 44 deg 52 min 30 sec West a distance of 144.00 feet to a "X" cut found in concrete at a corner-clip;

THENCE departing the northeasterly Right-of-Way line of said OLIVE STREET and along said corner-clip North 00 deg 00 min 54 sec East a distance of 14.17 feet to the POINT OF BEGINNING;

CONTAINING within these metes and bounds 0.573 acres or 24,960 square feet of land more or less. Bearings contained within this field note description are based upon anon the ground survey performed in the field on the 30th day of March 2006 utilizing the bearings as found on the Plat of 2200 ROSS ADDITION, an addition to the City of Dallas as recorded in Volume 85018, Page 1062 (DRDCT).

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EXHIBIT B

SPECIAL WARRANTY DEED

THE STATE OF TEXAS                                                      §

§KNOW ALL MEN BY THESE PRESENTS:

COUNTY  OF DALLAS                                                      §

THAT 2200 ROSS, L.P., a Texas limited partnership (“Grantor”), for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto ______________________, a _________________ (“Grantee”) the tracts or parcels of land in Dallas County, Texas, described in Exhibit A, together with all rights, titles, and interests appurtenant thereto including, without limitation, Grantor’s interest, if any, in any and all adjacent streets, alleys, rights of way and any adjacent strips and gores (such land and interests are hereinafter collectively referred to as the “Property”).

This Special Warranty Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to the matters described in Exhibit B hereto and incorporated herein by this reference, to the extent the same are validly existing and applicable to the Property (hereinafter referred to collectively as the “Permitted Exceptions”).

NOTWITHSTANDING ANYTHING CONTAINED IN THIS SPECIAL WARRANTY DEED TO THE CONTRARY, THIS SPECIAL WARRANTY DEED IS SUBJECT TO ALL DISCLAIMERS AND QUALIFICATIONS BY GRANTOR SET FORTH IN ARTICLE 11 OF THE PURCHASE AND SALE AGREEMENT DATED OCTOBER 15, 2007, BETWEEN GRANTOR, AS SELLER, AND GRANTEE (OR GRANTEE’S PREDECESSOR IN INTEREST), AS PURCHASER, WITH RESPECT TO THE PROPERTY, AND GRANTOR AND GRANTEE AGREE THAT ALL SUCH DISCLAIMERS AND QUALIFICATIONS SHALL, AS BETWEEN GRANTOR AND GRANTEE, SURVIVE THE DELIVERY AND ACCEPTANCE OF THIS SPECIAL WARRANTY DEED.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the title to the Property unto the said Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor but not otherwise, subject to the Permitted Exceptions.

Grantee’s address is:  __________________________.

EXECUTED as of _____________________, 200__.

2200 ROSS, L.P., a Texas limited partnership
By:	Stream Acquisition XXXV, L.L.C., a Texas limited liability company, its general partner

By:
Name:
Title:

THE STATE OF TEXAS                                                      §

§

COUNTY  OF  DALLAS                                                      §

This instrument was acknowledged before me on ______________, 2007, by ___________________, ___________________ of Stream Acquisition XXXV, L.L.C., a Texas limited liability company, on behalf of said limited liability company, acting in the capacity as the general partner of 2200 Ross, L.P., a Texas limited partnership.

Notary Public, State of Texas
My commission expires:

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EXHIBIT A

[DESCRIPTION OF THE PROPERTY]

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EXHIBIT B

[PERMITTED EXCEPTIONS]

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EXHIBIT C

BILL OF SALE, ASSIGNMENT AND ASSUMPTION

OF LEASES AND CONTRACTS

[Chase Tower, Dallas, Texas]

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this “Bill of Sale”) is made as of the __________ day of _______________, 2007, by and between 2200 ROSS, L.P., a Texas limited partnership (“Assignor”), and ______________________________, a ____________________ (“Assignee”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.  Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

(a)  All right, title and interest of Assignor in and to all tangible personal property (“Personalty”) set forth in the inventory on Exhibit A hereto and made a part hereof, and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the County of Dallas, State of Texas, as more particularly described in Exhibit B hereto and made a part hereof (“Real Property”), but excluding tangible personal property owned or leased by Assignor’s property manager or the tenants of the Real Property under the Tenant Leases (as defined below).

(b)  All right, title and interest of Assignor in and to those certain leases described on Exhibit C hereto and made a part hereof (the “Tenant Leases”), relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit therefor under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Tenant Leases and not credited or returned to tenants, but subject to all terms, conditions, reservations and limitations set forth in the Tenant Leases.

(c)  To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit D hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).

(d)  All right, title and interest of Assignor in and to those agreements set forth on Exhibit E hereto and made a part hereof (the “License Agreements”).

2.  This Bill of Sale is given pursuant to that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of ____________________, between Assignor and Assignee (or Assignee’s predecessor in interest), providing for, among other things, the conveyance of the Personalty, the Tenant Leases, the License Agreements and the Contracts.

3.  As set forth in Article 11 of the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE TEXAS UNIFORM COMMERCIAL CODE.

4.  Assignee hereby accepts the assignment of the Personalty, the Tenant Leases, the Contracts and the License Agreements and agrees to assume and discharge, in accordance with the terms thereof, (a) all of the obligations thereunder from and after the date hereof, including, without limitation, the obligations and duties of Assignor relating to any tenant deposits either assigned to Assignee or for which Assignee received a credit from Assignor pursuant to the Purchase Agreement, and (b) all of the lessor’s obligations under the Tenant Leases relating to the physical, environmental or legal compliance status of the Real Property, whether arising before or after the date hereof.  Additionally, but without limiting the generality of the foregoing, (i) Assignee agrees to assume and discharge all leasing commissions, costs for tenant improvements, legal fees and other costs and expenses incurred with respect to Tenant Leases and Tenant Lease renewals and extensions and License Agreements and License Agreement renewals and extensions executed subsequent to the Effective Date of the Agreement and those set forth on Exhibit F hereto, and (ii) Assignee agrees to assume and discharge all obligations of Assignor, as landlord under the Locke Lord Lease, to pay Locke Lord any amount due to Locke Lord with respect to the Locke Lord Electrical Charge Dispute (as each such term is defined in the Purchase Agreement), other than Assignor’s Retained Locke Lord Electrical Dispute Obligations (as defined below), and releases Assignor from all responsibility and liability in connection with the Locke Lord Electrical Charge Dispute (other than Assignor’s Retained Locke Lord Electrical Dispute Obligations).  Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations.  As used herein, “Assignor’s Retained Locke Lord Electrical Dispute Obligations” means amounts, if any, due to Locke Lord for overpayments of submetered electrical charges under the Locke Lord Lease for any period prior to the Closing Date that exceed, in the aggregate, $138,100.00.

5.  Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignor’s failure to perform (i) any of the obligations of Assignor under the Tenant Leases, Contracts or License Agreements, to the extent accruing prior to the date hereof, excluding all of the lessor’s obligations under the Tenant Leases relating to the physical, environmental or legal compliance status of the Real Property (whether accruing before or after the date hereof), and (ii) Assignor’s Retained Locke Lord Electrical Dispute Obligations.

6.  This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.

ASSIGNOR:

2200 ROSS, L.P., a Texas limited partnership
By:	Stream Acquisition XXXV, L.L.C., a Texas limited liability company, its general partner

By:
Name:
Title:

ASSIGNEE:

 ,
a

By:
Name:
Title:

Exhibit A                     Personalty

Exhibit B                     Real Property

Exhibit C                     Tenant Leases

Exhibit D                     Contracts

Exhibit E                     License Agreements

Exhibit F                     Lease Costs and Expenses

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EXHIBIT D

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform ______________________________ (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by ______________________, a ______________________ (“Transferor”), the beneficial owner of ______________________________ (U.S. employer identification number ____________________), the undersigned, in his capacity as ______________________________ of ______________________________, but not individually, hereby certifies to Transferee the following on behalf of Transferor:

1.  Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.  Transferor is not a disregarded entity as defined in Section 1.1445 2(b)(2)(iii);

3.  Transferor’s U.S. employer identification number is ___________; and

4.  Transferor’s office address is __________________________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated as of _______________, 2007.

________________________________________, a _____________________

By:
Name:
Title:

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT E

NOTICE TO TENANTS

_____________, ____

______________________________

______________________________

______________________________

______________________________

Dear Tenant:

You are hereby notified that 2200 Ross, L.P., a Texas limited partnership (“Seller”), the current owner of Chase Tower, 2200 Ross Avenue, Dallas, Texas, and the property known as the Pearl Street Garage and located at the southwest corner of Pearl Street and San Jacinto, Dallas, Texas (collectively, the “Property”) and the current owner of the landlord’s interest in your lease in the Property, has sold the Property to _____________________, a ___________________(“New Owner”), as of the above date.  In connection with such sale, Seller has assigned and transferred its interest in your lease and your security deposit thereunder in the amount of $_______________ (the “Security Deposit”) to New Owner, and New Owner has assumed and agreed to perform all of the landlord’s obligations under your lease (including any obligations set forth in your lease or under applicable law to repay or account for the Security Deposit) from and after such date.  New Owner acknowledges that New Owner has received and is responsible for the Security Deposit.

Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease, including any obligations thereunder or under applicable law to repay or account for the Security Deposit, shall be the binding obligation of New Owner and its successors and assigns.  Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:

______________________________

______________________________

______________________________

______________________________

Very truly yours,

SELLER:

2200 ROSS, L.P., a Texas limited partnership
By:Stream Acquisition XXXV, L.L.C., a Texas limited liability company, its general partner

By:
Name:
Title:

NEW OWNER:

_______________________________________, a ____________________________________

By:
Name:
Title:

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT F

TENANT ESTOPPEL CERTIFICATE

From:	_________________________

(“Tenant”)

To:	Hines REIT 2200 Ross Avenue LP and

Hines REIT Properties, L.P.,

its or their respective affiliates, subsidiaries, successors and/or assigns

c/o Hines Interests Limited Partnership

2800 Post Oak Boulevard, Suite 5000

Houston, Texas 77056-6118

(“Purchaser”)

and

____________________________

____________________________

____________________________

____________________________

(“Landlord”)

Lease:
Lease dated _______________, ____ between ____________________, a ________________, and ____________________, a ________________ covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”).

Premises:
Suite _____, consisting of a total of __________ rentable square feet (as set forth in the Lease) (the “Premises”), located in the building [commonly known as ______________________] having an address of _______________________ (the “Building”).

Tenant hereby certifies to Landlord, Purchaser and any lender or mortgagee which may provide financing to Purchaser secured by a deed of trust or mortgage on the Building, and the successors and assigns of such lender or mortgagee (collectively, “Purchaser's Lender”), as follows:

1.  Tenant is the current Tenant under the Lease, a true, correct and complete copy of which (including all modifications, alterations and amendments thereto) is attached as Exhibit A hereto.  Except for the documents attached as Exhibit A hereto, the Lease has not been modified, altered or amended in any respect.  The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking.  IF APPLICABLE: In connection with the Premises, Tenant also leases ________ square feet of storage space in the Building pursuant to [the Lease] [a separate storage space license or lease agreement, a true, correct and complete copy of which is attached as Exhibit A hereto].

2.  The term of the Lease expires on ___________________.  Except as described below1, Tenant does not have any options or rights to renew, expand, cancel or terminate the Lease, to reduce the Premises nor to lease any additional space in the Building:

[Here describe all applicable rights or options, or if “none”, so state]

3.  Tenant’s current use of the Premises (which use is expressly permitted by the terms of the Lease) is [general office] [retail – if retail, specify exact nature of retail use].  Tenant has accepted and is presently occupying the Premises (and any applicable storage space).2

4.  Tenant has no option or right of first refusal or offer to purchase the Premises, any other portion of the Building or any interest therein.

5.  Tenant's interest in the Premises and under the Lease have not been assigned or encumbered, and no portion of the Premises have been sublet, except in each case as specified on Exhibit B attached hereto.

6.  The base rent under the Lease for the current lease year is $___________ per month [and the rent for the storage space is $_______ per month].  Tenant is responsible to pay, as additional rent, for its pro rata share (______%) operating expenses for the Building in excess of base operating expenses of $__________ or base year expense, which are the operating expenses for the calendar year ____.  Tenant has fully paid all base rent, [storage space rent], additional rent and other sums due and payable under the Lease on or before the date of this Certificate and Tenant has not paid any rent more than one month in advance.  Tenant is not in default under any of the terms, conditions or covenants of the Lease [or any related storage space license or lease] to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.

7.  As of the date of this Certificate, Landlord is not in default under any of the terms, conditions or covenants of the Lease [or any related storage space license or lease] to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default. 3

8.  As of the date of this Certificate, Tenant has no defenses, offsets or credits against the payment or rent and other sums due or to become due under the Lease [or any related storage space license or lease] or against the performance of any other of Tenant’s obligations under the Lease [or any related storage space license or lease].4

9.  Tenant has paid or delivered to Landlord a cash security deposit in the amount of $___________ [and/or a letter of credit (identify letter of credit by instrument number, date, issuing bank and named beneficiary)], and of such deposit $________ remains on deposit with Landlord [and the current amount available to be drawn under such letter of credit is $__________.]

10.  Tenant agrees that, from and after the date hereof, Tenant will not pay any rent under the Lease more than one (1) month in advance of its due date except to the extent required by the terms of the Lease (e.g., payments of estimated operating expenses).

11.  Tenant is not entitled to any rent concession, rent abatement or “free” rent.

12.  All improvements, alterations, or additions to the Premises required to be made by Landlord have been completed to the satisfaction of Tenant.  All contributions required to be made by Landlord for improvements to the Premises, including abatements, allowances or credits or offsets, if any, against rent or other charges due under the Lease, have been paid in full to Tenant.5

13.  There are no actions, whether voluntary or otherwise, pending or threatened against Tenant (or any guarantor of Tenant’s obligations pursuant to the Lease) under the bankruptcy or insolvency laws of the United States or any state thereof, and there are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings under the U.S. Bankruptcy Code or any other debtor relief laws pending or threatened against Tenant.6

14.  The correct name and mailing address of Tenant for notice purposes under the Lease is as follows:

_____________________________

_____________________________

_____________________________

_____________________________

Attn: _________________________

with copy to:	_____________________________

_____________________________

_____________________________

_____________________________

Attn: _________________________

15.  Tenant understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Tenant agrees that Purchaser and its lenders, successors and/or assigns (including, without limitation, Purchaser’s Lender, any other parties providing financing of any type or equity in connection with Purchaser’s acquisition of the Property, and their respective successors and/or assigns) will, and will be entitled to, rely on the truth of this Certificate.

16.  The party executing this Certificate on behalf of Tenant represents that he/she has been duly authorized to do so on behalf of Tenant.

EXECUTED on this _____ day of ___________, 200_.

TENANT:

By:
Name:
Title:

1 If a tenant changes the phrase “Except as described below” to “Except as provided in the Lease”, then for purposes of Section 6.4 of the Purchase and Sale Agreement, such Tenant Estoppel Certificate shall still constitute an acceptable Tenant Estoppel.

2 In the case of recently-signed Leases or expansions in which the premises (or the additions thereto) have not been delivered to the tenant, this paragraph may be modified to reflect such facts, and in such case, such Tenant Estoppel Certificate shall still constitute an acceptable Tenant Estoppel.

3 If a tenant qualifies this paragraph with “to Tenant’s knowledge,” “known to Tenant” or similar knowledge qualifiers, then for purposes of Section 6.4 of the Purchase and Sale Agreement, such Tenant Estoppel Certificate shall still constitute an acceptable Tenant Estoppel.

4 If a tenant qualifies this paragraph with “to Tenant’s knowledge,” “known to Tenant” or similar knowledge qualifiers, then for purposes of Section 6.4 of the Purchase and Sale Agreement, such Tenant Estoppel Certificate shall still constitute an acceptable Tenant Estoppel.

5 This paragraph may be modified to reflect the non-completion of space and/or the non-payment of allowances for Leases in which construction of leasehold improvements in the Premises (or any expansion thereof) is ongoing as of the date of the Tenant Estoppel Certificate or is to be commenced in the future, so long as all such allowances and related Leasing Costs for such leasehold improvements are specifically set forth on Exhibit I to the Purchase and Sale Agreement and in such case, such Tenant Estoppel Certificate shall still constitute an acceptable Tenant Estoppel.

6 If a tenant qualifies this paragraph with “to Tenant’s knowledge,” “known to Tenant” or similar knowledge qualifiers, then for purposes of Section 6.4 of the Purchase and Sale Agreement, such Tenant Estoppel Certificate shall still constitute an acceptable Tenant Estoppel.

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT A

TO

TENANT ESTOPPEL CERTIFICATE

[Lease Agreement and Amendments Thereto, If Any]

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT B

TO

TENANT ESTOPPEL CERTIFICATE

[Assignments, Encumbrances or Sublettings of Premises, If Any]

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT G

LIST OF TENANTS

Allen Development of Texas, L.L.C.
American Capital Strategies, LTD
Aramark Services, Inc.
Barrow Hanley Mewhinney & Strauss, Inc.
Best Associates
Calyon
JPMorgan Chase Bank National Association
Crews, Shepherd & McCarty, LLP  Alston & Bird LLP
Dallas Petroleum Club
Daniel Sheehan & Associates, LLP
Deloitte & Touche USA LLP
Etalk Corporation
Evolve Capital, LTD
Execu Store Convenience Shops, Inc.
FCM Investments, L.P.
Fulbright & Jaworski L.L.P.
Greenberg Traurig, LLP
Jeanne R. Johnson
Locke Lord Bissell & Liddell LLP (f/k/a Locke Liddell & Sapp, PLLC)
Markland Hanley LLP
Susana Martinez dba Maya Flowers, Inc.
McKinsey & Company, Inc. United States
Mercury Financial Group, LLC
Metropolitan Fiber Systems of Dallas, Inc.
MSDW Southwest Partners, L.P.
Chong Murtuza dba Cuff and Collar Dry Cleaner & Laundry (cx: Nurtuza)
NexBank, SSB
The Novati Group LLC
Powell Goldstein LLP
The Prudential Insurance Company of America
Radiologix, Inc.
RECN of Texas LP dba Resources Global Professionals
Rickey Thornton dba Morning Glory Shoe Service
Scott & Scott, LLP and Lawfinders Associates, Inc.
Standard Parking Corporation
Stream Realty Partners, L.P.
Stream Dallas Office, L.P.
Summit Partners Management Co.
Texas Petroleum Resources
Transition Capital Partners, LTD and Robert Hitzelberger
Transition Capital Partners, LTD
United Parcel Service, Inc. (for space on LL2-99)
William Blair Funds Placement Group, L.L.C.
Z Projects, LLC

Other Rents (including licensees under License Agreements):

Charles Houston dba Carsmetics
Cogent Communications, Inc.
Cypress Communications, Inc.
Dallas MTA, L.P. dba Verizon Wireless
DFW Parksigns Advertising, L.P.
Federal Express Corporation
Robert Fiedler dba Big Media
United Parcel Service, Inc. (for Drop Box)

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT H

MANDATORY ARBITRATION

The parties have agreed to submit disputes to mandatory arbitration in accordance with the following provisions:

1.  Arbitration.

(a)  General.  Any dispute among Seller and Purchaser as to the interpretation of any provision of this Agreement or the rights and obligations of any party hereunder shall be resolved through binding arbitration as hereinafter provided in Dallas, Texas.

(b)  Selection of Arbitrator.  If arbitration is required to resolve a dispute among Seller and Purchaser, either Seller or Purchaser may select one person to act as the arbitrator for resolution of the dispute (the first party to give written notice of its proposed arbitrator to the other party hereto shall be the “Initiating Party”).  The person so selected by the Initiating Party (1) shall not be an affiliate of any party to the dispute in question, and (2) shall have his name on a list of arbitrators approved by the American Arbitration Association (“AAA”), Judicial Arbitration and Mediation Services, Inc. or another entity then active in arbitration.  The Initiating Party shall give written notice to the other party hereto specifying the person selected by the Initiating Party to act as the arbitrator for resolution of that dispute.  The other party hereto shall have the right to object to the qualifications or independence of the person so selected by the Initiating Party to act as the arbitrator for resolution of that dispute.  If, within ten Business Days after the Initiating Party gives written notice specifying the person selected by the Initiating Party to act as arbitrator, the Initiating Party has not received a writing from the other party hereto objecting to the qualifications or independence of the person so selected by the Initiating Party, the person selected by the Initiating Party shall act as the arbitrator for resolution of the dispute in question.  If, within ten Business Days after the Initiating Party gives written notice specifying the person selected by the Initiating Party to act as arbitrator, the Initiating Party receives a writing from the other party hereto objecting to the qualifications or independence of the person so selected by the Initiating Party, the person so selected by the Initiating Party shall not serve as the arbitrator for resolution of the dispute, and if the parties have not mutually otherwise agreed on an arbitrator within five Business Days after written notice of the objection, either party hereto may request the Dallas office of the AAA to select one person to act as the arbitrator for resolution of the dispute.

(c)  Rules of Arbitration.  The arbitrator selected pursuant to Section 1(b) above will establish the rules for proceeding with the arbitration of the dispute, which will be binding upon all parties to the arbitration proceeding.  The arbitrator may use the rules of AAA for commercial arbitration but is encouraged to adopt the rules the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible.  Accordingly, the arbitrator may (1) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (2) accept evidence of property values without formal appraisals and upon such information provided by Seller and Purchaser or other persons and otherwise minimize discovery procedures as the arbitrator deems appropriate, (3) act upon his understanding or interpretation of the law on any issue without the obligation to research the issue or accept or act upon briefs of the issue prepared by any party, (4) limit the time for presentation of any party’s case as well as the amount of information or number of witnesses to be presented in connection with any hearing, and (5) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible.  In any event, the arbitrator (A) shall permit each side no more than two depositions (including any deposition of experts), which depositions may not exceed four hours each, one set of ten interrogatories (inclusive of sub-parts) and one set of five document requests (inclusive of sub-parts), (B) shall not permit any requests for admissions, (C) shall limit the hearing, if any, to two days, and (D) shall render his or her decision within 60 days of the filing of the arbitration.

(d)  Costs of Arbitration.  The arbitrator will have the exclusive authority to determine and award costs of arbitration and the costs incurred by any party for its attorneys, advisors and consultants.

(e)  Award of Arbitrator.  Any award made by the arbitrator shall be binding on Seller, Purchaser and all parties to the arbitration and shall be enforceable to the fullest extent of the law.

(f)  Governing Law; Actual Damages; Etc.  In reaching any determination or award, the arbitrator will apply the laws of the state in which the Property is located.  Except as permitted under Section 1(d) above, the arbitrator’s award will be limited to actual damages and will not include punitive or exemplary damages.  Nothing contained in this Agreement will be deemed to give the arbitrator any authority, power or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Agreement.  All privileges under state and federal law, including, without limitation, attorney-client, work product and party communication privileges, shall be preserved and protected.  All experts engaged  by a party must be disclosed to the other party within 14 days after the date of notice and demand for arbitration is given.

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT I

LEASING COSTS TO BE PAID BY SELLER OR CREDITED TO PURCHASER

[See schedules that follow this cover page, which schedules constitute this Exhibit]

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT J

ADDITIONAL DUE DILIGENCE MATERIALS

1.  Copies of any and all Leases (including any and all amendments, riders, licenses, work letters, inducement letters, side letters, etc.), easements, contracts, and agreements (including consulting, leasing, management, maintenance, repair, service, supply and contracts or agreements of any kind or nature) affecting the Property, rent rolls, delinquency reports, any and all capital expenditure budgets and reports, and any other items reasonably requested by Purchaser relating exclusively to the ownership, operation or maintenance of the Property.

2.  Any and all documentation which is in possession of Seller or its authorized representatives or agents in connection with the environmental condition of the Property (including a Phase I and Phase II, if available), any and all geotechnical, foundation and soils reports, all recorded documents and agreements affecting the Property, remediation and monitoring plans, correspondence with governmental agencies, any title reports on the Property including copies of Seller’s existing title policies (but with the insured amounts redacted at Seller’s option), together with copies of all supporting documents and exhibits, and any surveys of the Property.

3.  Copies of any and all area calculations, surveys, plans and specifications (ADA, architectural, engineering, landscaping, interiors, etc.), construction documents, site plans, computerized or CAD documents and electronic files, engineering reports, physical inspection reports, certificates of occupancy, permits, governmental entitlements/approvals and similar documents in the possession of Seller or its authorized representatives or agents.

4.  Copies of any audited financial statements and expenses for the last three full years including the following supporting documentation: (a) copies of the property tax assessments and tax bills for the past three years, (b) insurance policies and premiums, (c) a schedule of all personal property and fixtures, (d) utility statements and contracts, (e) operating expense reconciliations and base year calculations with supporting documentation for all tenants of the Property, (f) parking garage operating statements, and (g) all maintenance schedules, records or reports.

5.  Seller’s general files, including all landlord/tenant correspondence.

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT K

FORMS OF SKYBRIDGE ESTOPPELS

Skybridge Estoppel Certificate – 2100 Ross Avenue

The following terms as used in this Certificate have the meanings defined below:

2100 Ross Avenue	_____________________
Owner:

2200 Ross Avenue	2200 Ross, L.P.
Owner:

Agreement:	Skybridge Easements Agreement dated June 30, 1988, filed for record on October 5, 1988 and recorded in Volume 88194, Page 4800, Deed Records, Dallas County, Texas

2100 Ross Avenue Owner hereby agrees with and certifies to Hines REIT 2200 Ross Avenue LP and its designated affiliate, as purchasers of the real property owned by 2200 Ross Avenue Owner located at 2200 Ross Avenue, Dallas, Texas, and as successors to 2200 Ross Avenue Owner under the Agreement, and to their mortgagees, as follows:

1.           The Agreement has not been amended, modified or supplemented.

2.           The Agreement is in full force and effect.  As of the date of this Certificate, to the current actual knowledge of the 2100 Ross Avenue Owner, without investigation or inquiry, there are no defaults under the Agreement by 2100 Ross Avenue Owner or 2200 Ross Avenue Owner which remain uncured nor are there any conditions which with the passage of time or giving of notice or both would become a default by 2100 Ross Avenue Owner or 2200 Ross Avenue Owner under the Agreement.

3.           As of the date of the Certificate, the 2200 Ross Avenue Owner does not owe the 2100 Ross Avenue Owner any costs or expenses under the Agreement.

4.           As of the date of this Certificate, 2100 Ross Avenue Owner has not prepaid to the 2200 Ross Avenue Owner any charges payable by 2100 Ross Avenue Owner under the Agreement.

Executed as of the ____ day of ____________, 2007.

__________________________________

By:
Name:
Title:

Skybridge Estoppel Certificate – Plaza of the Americas

The following terms as used in this Certificate have the meanings defined below:

Plaza Owner:	_____________________

2200 Ross Avenue	2200 Ross, L.P.
Owner:

Agreement:	Skybridge Easements Agreement dated January 31, 1992, filed for record on March 10, 1992 and recorded in Volume 92048, Page 2890, Deed Records, Dallas County, Texas

Plaza Owner hereby agrees with and certifies to Hines REIT 2200 Ross Avenue LP and its designated affiliate, as purchasers of the real property owned by 2200 Ross Avenue Owner located at 2200 Ross Avenue, Dallas, Texas, and as successors to 2200 Ross Avenue Owner under the Agreement, and to their mortgagees, as follows:

1.           The Agreement has not been amended, modified or supplemented.

2.           The Agreement is in full force and effect.  As of the date of this Certificate, to the current actual knowledge of the Plaza Owner, without investigation or inquiry, there are no defaults under the Agreement by Plaza Owner or 2200 Ross Avenue Owner which remain uncured nor are there any conditions which with the passage of time or giving of notice or both would become a default by Plaza Owner or 2200 Ross Avenue Owner under the Agreement.

3.           As of the date of the Certificate, the 2200 Ross Avenue Owner does not owe the Plaza Owner any costs or expenses under the Agreement.

4.           As of the date of this Certificate, Plaza Owner has not prepaid to the 2200 Ross Avenue Owner any charges payable by Plaza Owner under the Agreement, except the sum of $23,000.00, which is Plaza Owner’s share of estimated expenses under the Agreement for the calendar year 2007.

5.           Plaza Owner agrees that Hines Interests Limited Partnership is an acceptable “Manager” under the Agreement.

Executed as of the ____ day of ____________, 2007.

__________________________________

By:
Name:
Title:

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT L

TERMS OF AMENDMENT TO LEASE WITH STREAM REALTY PARTNERS, L.P.

The Lease with Stream Realty Partners, L.P. will be amended to provide as follows:

1.
Section 27 of the Lease will be amended (i) to delete the tenant’s option to terminate such Lease if Stream Realty Partners, L.P. (or its affiliate, Stream Dallas Office, L.P.) ceases to manage the Property and (ii) to provide that the tenant shall have the right to terminate such Lease on not less than six (6) months’ prior written notice to the landlord in the event Stream Realty Partners, L.P. (or any of its affiliates) ceases to be the exclusive leasing agent for the Property (unless such cessation is due to the resignation by Stream Realty Partners, L.P.).

2.
The size of the 44th floor space (or the 53rd floor space if tenant exercises its substitution option as provided in Amendment No. 2 to such Lease) shall be reduced by 3,092 rentable square feet (representing the amount of space deemed to be the Management Office as defined in Amendment No. 2 to such Lease).  The rent shall be correspondingly reduced and the tenant’s proportionate share shall be adjusted to reflect the reduction in the size of the premises.

3.
The expiration of each of the two abatement periods under Section 3(c) of Amendment No. 2 to such Lease shall be extended by 2-1/2 months so that the first abatement period will end on 9/15/2008 and the second abatement period will end on 3/15/2009.  The Abatement Square Footage (as defined in Amendment No. 2 to such Lease) for the first abatement period shall be 100% of the rentable square footage of the 44th floor space (or 53rd floor space, as applicable) and the Abatement Square Footage for the second abatement period shall be 50% of the rentable square footage of the 44th floor space (or 53rd floor space, as applicable).

4.	Other changes necessary to conform such Lease to the above amendments will be made.

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT M

ASSIGNMENT AND ASSUMPTION OF LICENSE

THIS ASSIGNMENT AND ASSUMPTION OF LICENSE (the “Assignment”) dated as of _____________ ___, 2007 (the “Effective Date”), is between 2200 ROSS, L.P., a Texas limited partnership (“Assignor”), and _______________________________, a ________________________________(“Assignee”).

A.           The City Council of the City of Dallas, by Ordinance No. 19516 recorded in Volume 87120, Page 2079 of the Real Property Records of Dallas County, Texas, as re-recorded in Volume 99162, Page 2865 and amended by Ordinance No. 19850 recorded in Volume 88070, Page 3783 (collectively hereinafter referred to as the “Ordinance”), granted to Crow-Williams #5 and Crow Ross Avenue #1 (“Crow Ross”), each a Texas limited partnership, and collectively, as grantee, a revocable license (the “License”) to occupy, maintain and utilize the Property (as defined in the Ordinance), for the purpose of constructing, operating and maintaining a pedestrian skybridge within the Property.

B.           The Equitable-Nissei Dallas Company, as successor-in-interest to Crow Ross, assigned all of its right, title and interest in and to the License to Assignor pursuant to an Assignment and Assumption of License Agreement dated as of June 15, 2006, filed for record on June 15, 2006, and recorded in Document No. 200600218545 of the Official Public Records of Dallas County, Texas.

C.           Assignor has entered into a purchase and sale agreement (the “Purchase Agreement”) dated as of October 15, 2007, wherein Assignor will sell to Assignee its fee simple interest in certain property abutting the Property and located at 2200 Ross Avenue, Dallas, Texas.

D.           In connection with the Purchase Agreement and the terms and conditions contained therein, Assignor has agreed to assign all of its right, title and interest in and to the License to Assignee and Assignee desires to accept such assignment, agrees to all of the terms, conditions and provision contained in the Ordinance, and agrees to assume all obligations and requirements of Assignor under the Ordinance, all on the terms and conditions below.

ACCORDINGLY, the parties hereby agree as follows:

1.           Assignor hereby assigns to Assignee all of Assignor’s right, title, and interest, if any, in and to License, from and after the Effective Date, without warranty, representation or recourse by or on Assignor.

2.           Assignee hereby accepts the foregoing assignment by Assignor and assumes all of the Assignor’s obligations under the License and the Ordinance that first arise and accrue from and after the Effective Date.

3.           This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.           This Assignment shall be governed and construed in accordance with the laws of the State of Texas.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:                                                                2200 ROSS, L.P., a Texas limited partnership

By:	Stream Acquisition XXXV, L.L.C.,
a Texas limited liability company,
its general partner

By:
Name:
Title:

ASSIGNEE:                                                                _________________________________________,
a ______________________________

By:
Name:
Title:

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

THE STATE OF TEXAS                                                      §
§
COUNTY OF DALLAS                                                      §

This instrument was acknowledged before me on ________ ___, 2007, by _______________, ________________ of Stream Acquisition XXXV, L.L.C., a Texas limited liability company, in its capacity as general partner of 2200 Ross, L.P., a Texas limited partnership, on behalf of such entity.

Notary Public, State of Texas

My Commission Expires:                                                                Notary's name printed:
___________________

THE STATE OF _________                                                      §
§
COUNTY OF ____________                                                                §

This instrument was acknowledged before me on _______________ ___, 2007, by _____________________________, ____________________ of ________________________, a ____________________, on behalf of such entity.

Notary Public, State of

My Commission Expires:                                                                Notary's name printed:
___________________

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT N

ASSIGNMENT AND ASSUMPTION OF LICENSE

THIS ASSIGNMENT AND ASSUMPTION OF LICENSE (the “Assignment”) dated as of _____________ ___, 2007 (the “Effective Date”), is between 2200 ROSS, L.P., a Texas limited partnership (“Assignor”), and _______________________________, a ________________________________(“Assignee”).

A.           The City Council of the City of Dallas, by Ordinance No. 19851 recorded in Volume 88070, Page 3789 of the Real Property Records of Dallas County, Texas (the “Ordinance”), granted to The Crow-Equitable-Nissei Ross Avenue Dallas Company (“Crow-Equitable”), a Texas joint venture, as grantee, a revocable license (the “License”) to occupy, maintain and utilize the Licensed Area (as defined in the Ordinance), for the purpose of constructing, operating and maintaining a pedestrian skybridge within the Licensed Area.

B.           The Equitable-Nissei Dallas Company, as successor-in-interest to Crow Equitable, assigned all of its right, title and interest in and to the License to Assignor pursuant to an Assignment and Assumption of License Agreement dated as of June 15, 2006, filed for record on June 15, 2006, and recorded in Document No. 200600218546 of the Official Public Records of Dallas County, Texas.

C.           Assignor has entered into a purchase and sale agreement (the “Purchase Agreement”) dated as of October 15, 2007, wherein Assignor will sell to Assignee its fee simple interest in certain property abutting the Property and located at 2200 Ross Avenue, Dallas, Texas.

D.           In connection with the Purchase Agreement and the terms and conditions contained therein, Assignor has agreed to assign all of its right, title and interest in and to the License to Assignee and Assignee desires to accept such assignment, agrees to all of the terms, conditions and provision contained in the Ordinance, and agrees to assume all obligations and requirements of Assignor under the Ordinance, all on the terms and conditions below.

ACCORDINGLY, the parties hereby agree as follows:

1.           Assignor hereby assigns to Assignee all of Assignor’s right, title, and interest, if any, in and to License, from and after the Effective Date, without warranty, representation or recourse by or on Assignor.

2.           Assignee hereby accepts the foregoing assignment by Assignor and assumes all of the Assignor’s obligations under the License and the Ordinance that first arise and accrue from and after the Effective Date.

3.           This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.           This Assignment shall be governed and construed in accordance with the laws of the State of Texas.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:                                                                2200 ROSS, L.P., a Texas limited partnership

By:	Stream Acquisition XXXV, L.L.C.,
a Texas limited liability company,
its general partner

By:
Name:
Title:

ASSIGNEE:                                                                _________________________________________,
a ______________________________

By:
Name:
Title:

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

THE STATE OF TEXAS                                                      §
§
COUNTY OF DALLAS                                                      §

This instrument was acknowledged before me on ________ ___, 2007, by _______________, ________________ of Stream Acquisition XXXV, L.L.C., a Texas limited liability company, in its capacity as general partner of 2200 Ross, L.P., a Texas limited partnership, on behalf of such entity.

Notary Public, State of Texas

My Commission Expires:                                                                Notary's name printed:
___________________

THE STATE OF _________                                                      §
§
COUNTY OF ____________                                                                §

This instrument was acknowledged before me on _______________ ___, 2007, by _____________________________, ____________________ of ________________________, a ____________________, on behalf of such entity.

Notary Public, State of

My Commission Expires:                                                                Notary's name printed:
___________________

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

EXHIBIT O

ASSIGNMENT AND ASSUMPTION OF LICENSE

THIS ASSIGNMENT AND ASSUMPTION OF LICENSE (the “Assignment”) dated as of _____________ ___, 2007 (the “Effective Date”), is between 2200 ROSS, L.P., a Texas limited partnership (“Assignor”), and _______________________________, a ________________________________(“Assignee”).

A.           The City Council of the City of Dallas, by Ordinance No. 20029 recorded in Volume 89042, Page 3977 of the Real Property Records of Dallas County, Texas (the “Ordinance”), granted to The Crow-Equitable-Nissei Ross Avenue Dallas Company (“Crow-Equitable”), a Texas joint venture, as grantee, a revocable license (the “License”) to occupy, maintain and utilize the Licensed Area (as defined in the Ordinance), for the purpose of landscaping planters and steps within the Licensed Area.

B.           The Equitable-Nissei Dallas Company, as successor-in-interest to Crow Equitable, assigned all of its right, title and interest in and to the License to Assignor pursuant to an Assignment and Assumption of License Agreement dated as of June 15, 2006, filed for record on June 15, 2006, and recorded in Document No. 200600218544 of the Official Public Records of Dallas County, Texas.

C.           Assignor has entered into a purchase and sale agreement (the “Purchase Agreement”) dated as of October 15, 2007, wherein Assignor will sell to Assignee its fee simple interest in certain property abutting the Property and located at 2200 Ross Avenue, Dallas, Texas.

D.           In connection with the Purchase Agreement and the terms and conditions contained therein, Assignor has agreed to assign all of its right, title and interest in and to the License to Assignee and Assignee desires to accept such assignment, agrees to all of the terms, conditions and provision contained in the Ordinance, and agrees to assume all obligations and requirements of Assignor under the Ordinance, all on the terms and conditions below.

ACCORDINGLY, the parties hereby agree as follows:

1.           Assignor hereby assigns to Assignee all of Assignor’s right, title, and interest, if any, in and to License, from and after the Effective Date, without warranty, representation or recourse by or on Assignor.

2.           Assignee hereby accepts the foregoing assignment by Assignor and assumes all of the Assignor’s obligations under the License and the Ordinance that first arise and accrue from and after the Effective Date.

3.           This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.           This Assignment shall be governed and construed in accordance with the laws of the State of Texas.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:                                                                2200 ROSS, L.P., a Texas limited partnership

By:	Stream Acquisition XXXV, L.L.C.,
a Texas limited liability company,
its general partner

By:
Name:
Title:

ASSIGNEE:                                                                _________________________________________,
a ______________________________

By:
Name:
Title:

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

THE STATE OF TEXAS                                                      §
§
COUNTY OF DALLAS                                                      §

This instrument was acknowledged before me on ________ ___, 2007, by _______________, ________________ of Stream Acquisition XXXV, L.L.C., a Texas limited liability company, in its capacity as general partner of 2200 Ross, L.P., a Texas limited partnership, on behalf of such entity.

Notary Public, State of Texas

My Commission Expires:                                                                Notary's name printed:
___________________

THE STATE OF _________                                                      §
§
COUNTY OF ____________                                                                §

This instrument was acknowledged before me on _______________ ___, 2007, by _____________________________, ____________________ of ________________________, a ____________________, on behalf of such entity.

Notary Public, State of

My Commission Expires:                                                                Notary's name printed:
___________________

        Purchase and Sale Agreement – Chase Tower

                                              1311923v.3 STR430/16009

SCHEDULE 9.1.2

An alleged slip and fall on an icy sidewalk was reported on 11/30/06 (claimant- Chris Stallings). Chubb Insurance, the general liability insurance carrier, is processing the claim.

        Purchase and Sale Agreement – Chase Tower

        1311923v.3 STR430/16009

SCHEDULE 9.1.3

Texas Petroleum Resources is in default in the payment $115,326.03 under its Lease (including rent, late charges and parking charges), which amount was outstanding as of September 12, 2007, as itemized in Seller’s letter to such tenant dated September 12, 2007, plus additional amounts that have become due under such Lease since the date of such letter.

Locke Lord, as tenant, has notified Seller, as landlord, by letter dated May 22, 2007, that Locke Lord disputes its obligation to pay submetered electrical charges and has demanded a refund of alleged electrical overcharges.

        Purchase and Sale Agreement – Chase Tower

        1311923v.3 STR430/16009